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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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United States Steel Corporation

Notice of Annual Meeting
of Stockholders and Proxy Statement

2005

Tuesday, April 26, 2005
10:00 a.m. Eastern Time

Room 1000
Tenth Floor
Two Mellon Bank Center
501 Grant Street
Pittsburgh, PA 15219

Please vote promptly either by:

--> telephone,

--> the Internet, or

--> marking, signing and returning your proxy or voting instruction card.

United States Steel Corporation 600 Grant Street Pittsburgh, PA 15219-2800	John P. Surma President and Chief Executive Officer

March 11, 2005

Dear Fellow U. S. Steel Stockholder,

We will hold the annual meeting of stockholders of United States Steel Corporation in Room 1000, Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania, on Tuesday, April 26, 2005, at 10:00 a.m. Eastern Time.

We will elect directors and an independent registered public accounting firm at the meeting. The Board of Directors has nominated four of our 11 current directors, as well as a fifth nominee, for election this year. You can read about them, and about the other directors who will continue in office, on pages 16-22 of the proxy statement.

The Board is also recommending the approval of a new 2005 Stock Incentive Plan and the approval of a new 2005 Annual Incentive Compensation Plan.

We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

Table of Contents

Notice of Annual Meeting of Stockholders	4
Proxy Statement	5
Questions and Answers	5
The Board of Directors and its Committees	7
Communications from Security Holders	11
Compensation of Directors	12
Transactions	13
Proposals of the Board
Proposal No. 1
Election of Directors	14
Nominees for Director	16
Continuing Directors	19
Proposal No. 2
Election of Independent Registered Public Accounting Firm	22
Proposal No. 3
Approval of 2005 Stock Incentive Plan	23
Proposal No. 4
Approval of 2005 Annual Incentive Compensation Plan	30
Audit & Finance Committee Report	33
Information Regarding the Independence of the Independent Registered Public Accounting Firm	34
Security Ownership of Certain Beneficial Owners	35
Security Ownership of Directors, Nominees and Executive Officers	36
Executive Compensation	37
Compensation & Organization Committee Report on Executive Compensation	41
Shareholder Return Performance Presentation	45
Pension Benefits	46
Change in Control Arrangements and Employment Contracts	48
Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Shareholders	51
Solicitation Statement	51
Website	51
Appendix A - Audit & Finance Committee Charter	52
Appendix B - 2005 Stock Incentive Plan	57
Appendix C - 2005 Annual Incentive Compensation Plan	72

Notice of Annual Meeting of Stockholders
on April 26, 2005

We will hold our 2005 annual meeting of stockholders in Room 1000 on the tenth floor of Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania 15219 on Tuesday, April 26, 2005, at 10:00 a.m. Eastern Time, in order to:

•
elect four Class I directors and one Class III director,

•
elect an independent registered public accounting firm for 2005,

•
approve the 2005 Stock Incentive Plan,

•
approve the 2005 Annual Incentive Compensation Plan, and

•
transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of United States Steel Corporation common stock at the close of business on February 25, 2005. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

By order of the Board of Directors,

Dan D. Sandman
Secretary

Dated: March 11, 2005

United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800

Proxy Statement

We have sent you this proxy statement because the Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are Thomas J. Usher, John P. Surma and Dan D. Sandman. They will vote your shares as you instruct.

We will hold the meeting on April 26, 2005 in Room 1000, Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2004 annual report on or about March 11, 2005.

Questions and Answers

/*/  Who may vote?

You may vote if you were a holder of United States Steel Corporation ("U. S. Steel" or the "Corporation") common stock at the close of business on February 25, 2005.

/*/  What may I vote on?

You may vote on:

  •
  the election of four nominees to serve as Class I directors and one nominee to serve as a Class III director,

  •
  the election of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005,

  •
  the approval of the 2005 Stock Incentive Plan, and

  •
  the approval of the 2005 Annual Incentive Compensation Plan.

/*/  How does the Board recommend I vote?

The Board recommends that you vote:

  •
  FOR each of the nominees for director,

  •
  FOR the election of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005,

  •
  FOR the approval of the 2005 Stock Incentive Plan, and

  •
  FOR the approval of the 2005 Annual Incentive Compensation Plan.

/*/  How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.

/*/  May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

  •
  voting again by telephone or over the Internet,

  •
  sending us a proxy card dated later than your last vote,

  •
  notifying the Secretary of U. S. Steel in writing, or

  •
  voting at the meeting.

/*/  How many outstanding shares are there?

At the close of business on February 25, 2005, which is the record date for the meeting, there were 114,159,460 shares of U. S. Steel common stock (each share representing one vote and collectively representing 114,159,460 votes) outstanding.

/*/  How big a vote do the proposals need in order to be adopted?

Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even if they receive less than a majority of the votes present. The independent registered public accounting firm is elected by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Approval of each of the 2005 Stock Incentive Plan and the 2005 Annual Incentive Compensation Plan requires a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

/*/  What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent auditors are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as employee stock compensation plans, including the 2005 Stock Incentive Plan, mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes.

/*/  What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

/*/  Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are U. S. Steel employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.

/*/  How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 27, 2004, and no later than January 26, 2005, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

/*/  When must shareholder proposals be submitted for the 2006 annual meeting?

Shareholder proposals submitted for inclusion in our 2006 proxy statement must be received in writing by our Corporate Secretary no later than 5:00 P.M. Eastern Time on November 11, 2005. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 26, 2005 and no later than January 25, 2006 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors and its Committees

Under our by-laws and the laws of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The Board met nine times in 2004. The non-employee directors hold regularly scheduled executive sessions without management. The chair for these sessions is rotated among the committee chairmen. The directors spend considerable time preparing for Board and committee meetings, and they attend as many meetings as possible. The directors' attendance at meetings of the Board and its committees averaged 99 percent in 2004. The Board has three principal committees, all the members of which are independent within the definitions of independence of both the New York Stock Exchange listing standards and the Securities and Exchange Commission's standards for audit committee members. Each committee may hire outside advisors, including counsel, at the Corporation's expense. The Board also has an Executive Committee made up of Messrs. Usher, Surma and Sandman, the role of which is to act on, and report to the Board on, significant matters that may arise between Board meetings. The directors are expected to attend the annual meetings of stockholders. All directors who were on the Board at the time attended the 2004 meeting. The table below shows the current committee memberships of each independent director and the number of meetings that each principal committee of the Board held in 2004.

Board Committee
Memberships

Director	Audit & Finance Committee		Compensation & Organization Committee		Corporate Governance & Public Policy Committee

J. Gary Cooper	X				X *
Robert J. Darnall	X		X

John G. Drosdick	X				X
Shirley Ann Jackson	X				X

Charles R. Lee	X	*	X
Frank J. Lucchino	X				X

Seth E. Schofield	X		X	*
Douglas C. Yearley	X		X

Number of Meetings in 2004	6		9		4

   * Chairman

Audit & Finance
Committee

The Audit & Finance Committee (the "Committee") has a written charter adopted by the Board, which is attached as Appendix A to this proxy statement and is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". All the members of the Committee are independent (as defined by the New York Stock Exchange and the Securities and Exchange Commission (the "SEC")). The charter describes the Committee's purpose as follows:

•
assisting the Board in oversight of

a. the integrity of the Corporation's financial statements,

b. the Corporation's compliance with legal and regulatory requirements,

c. the independent auditor's qualifications and independence, and

d. the performance of the Corporation's internal audit function and of the independent auditor;

•
preparing the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

•
being directly responsible for the appointment (subject to shareholder election), compensation, retention and oversight of the work of the Corporation's independent auditor, which reports directly to the Committee, and having the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

The charter describes the Committee's duties and responsibilities as including:

•
discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis", and reviewing and approving the annual financial statements, the annual report to stockholders and the Form 10-K annual report, giving special consideration in such review to any material changes in accounting policy;

•
discussing earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies;

•
overseeing and reviewing the adequacy of procedures that have been established by the Committee for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•
being directly responsible for the appointment (subject to shareholder election), compensation, retention, and oversight of the work of the Corporation's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), while possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor;

•
at least annually, obtaining and reviewing a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (in order to assess the auditor's independence) all relationships between the independent auditor and the Corporation;

•
reviewing: (1) with the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (the Committee having the direct responsibility to resolve such disagreements regarding financial reporting practices) and (2) the responsibilities, budget and staffing of the Corporation's internal audit function;

•
overseeing and reviewing the adequacy of hiring policies that have been established by the Committee for employees or former employees of the independent auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit;

•
annually reviewing the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, actively engaging in a dialogue with the independent auditor with respect to any relationships disclosed in that letter, and reporting to the Board of Directors any appropriate action necessary to maintain the independent auditor's continuing independence;

•
meeting periodically and separately in executive session with management, internal audit, the independent auditor, and the General Counsel;

•
reviewing and discussing the appropriate capital structure and financial policies of the Corporation;

•
making recommendations to the Board concerning dividends;

•
discussing policies with respect to risk assessment and risk management; and

•
reporting regularly to the Board and reviewing with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

The charter requires the Committee to conduct an annual self-evaluation and to review the charter at the Committee's first meeting of each calendar year. It also requires that, to the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee and that no director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee.

The Committee has a number of members who meet the SEC's definition of audit committee financial expert. The Board has decided to name one of them, Charles R. Lee, the Committee's chairman, as the audit committee financial expert within the SEC's definition. Mr. Lee is independent as that term is defined by the New York Stock Exchange and the SEC.

Compensation
& Organization
Committee

The Compensation & Organization Committee (the "Committee") has a written charter adopted by the Board which is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". The charter describes the Committee's purpose as including:

•
discharging the responsibilities of the Board respecting the compensation of the Corporation's executives;

•
producing an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations; and

•
reviewing and discussing the Corporation's employee benefit plans.

The charter requires that the Committee be comprised solely of directors who are independent and qualified under standards established by the New York Stock Exchange and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. It further requires that the Committee consist of at least three members, each of whom shall be appointed by the Board, and that the Board select, as Committee members, directors whose experience and expertise will enable them to make substantial contributions to the Committee's endeavors.

The charter gives the Committee the following duties and responsibilities:

•
making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation, including incentive-compensation plans and equity-based compensation plans,

•
reviewing and approving corporate goals and objectives relevant to the CEO's compensation,

•
with the Board, annually reviewing the Corporation's executive management succession plans and regularly reviewing policies and procedures for the selection and performance review of the CEO, as well as the policies regarding succession in the event of an emergency or the retirement of the CEO,

•
evaluating the CEO's performance in light of the approved goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO's compensation level based on such evaluation, giving consideration with respect to the long-term incentive component of such compensation to the Corporation's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and the CEO's leadership, integrity and effectiveness,

•
approving the salaries of the other officers of the Corporation,

•
administering the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan,

•
administering the plans under which long-term incentives are granted and approving grants of options, stock appreciation rights, restricted stock and other incentives under those plans,

•
timely certifying as to the meeting of applicable performance levels under the foregoing plans,

•
producing the committee report on executive compensation for inclusion in the proxy statement,

•
making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based compensation plans,

•
adopting and amending employee benefit plans,

•
making recommendations to the Board concerning policy matters relating to employee benefits,

•
approving the retention and termination of any consulting firm retained to assist in the evaluation of director, CEO or senior executive compensation, and approving the consulting firm's fees and other retention terms. The Committee also may, in appropriate circumstances and at Corporation expense, hire independent advisors, including counsel,

•
conducting an annual self-evaluation of the Committee's performance,

•
at its first meeting of each calendar year, reviewing its charter, and

•
performing such other duties and responsibilities as may be assigned to the Committee by the Board or designated in plans approved by the shareholders. The Committee has the authority to delegate matters to subcommittees.

The Committee meets at least three times annually. It reports to the Board on all matters relevant to the Committee's discharge of its responsibilities, and makes such recommendations to the Board as the Committee deems appropriate.

Corporate Governance
& Public Policy
Committee

The Corporate Governance & Public Policy Committee (the "Committee") serves as the Corporation's nominating committee. It has a written charter, adopted by the Board, which is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". The charter gives the Committee the following duties and responsibilities:

•
identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, while acknowledging that the CEO exercises the initiative to identify and recruit candidates with the knowledge and consent of the Committee,

•
considering nominees recommended by shareholders for election as directors in the same manner as nominees recommended by the Committee,

•
making recommendations to the Board concerning the appropriate size and composition of the Board, including (a) the composition and functions of Board committees, (b) the compensation of non-employee directors, and (c) all matters relating to the effective functioning of the Board,

•
recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles at the Committee's first meeting of each calendar year and recommending appropriate changes to the Board,

•
reviewing matters bearing on the relationship between management and present or potential stockholders with emphasis on policy and major programs affecting ownership of the Corporation,

•
reviewing communications to and from the investment community, particularly the Corporation's stockholders,

•
reviewing legislative and regulatory issues affecting the Corporation's businesses and operations,

•
reviewing public issues identified by management as likely to generate expectations of the Corporation by its constituencies, including stockholders, employees, customers, vendors, governments and the public,

•
reviewing the Corporation's position regarding identified public issues including, but not limited to, employee health and safety, environmental, energy and trade matters,

•
reviewing the Corporation's efforts to affect identified public issues through research, analysis, lobbying efforts and participation in business and government programs,

•
reviewing and approving codes of conduct applicable to employees of the Corporation and its principal operating units, and

•
assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Committee's goals and responsibilities include establishing criteria for selecting new directors, and exercising oversight of the evaluation of the Board and management. The criteria for selecting new directors include (a) their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Corporation's Corporate Governance Principles, (b) their business or professional experience, (c) their integrity and judgment, (d) their records of public service, (e) their ability to devote sufficient time to the affairs of the Corporation, (f) the diversity of backgrounds and experience they will bring to the Board, and (g) the needs of the Corporation from time to time. The Committee's charter provides that all directors should be individuals of substantial accomplishment with demonstrated leadership capabilities and that they should represent all shareholders and not any special interest group or constituency. The Corporation has an agreement with the United Steelworkers of America (the "USWA") that permits the USWA to suggest two individuals for consideration for Board membership. Messrs. Lucchino and Gephardt were recommended in this manner. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USWA must meet the criteria described above. The Committee's charter gives the Committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

The charter requires the Committee to perform an annual self-evaluation and also to oversee the process of evaluation of the Board, its committees, and management. It also requires that all committee members be independent directors and that they, including the chairman, be appointed by the Board. The Committee has the authority to delegate tasks to subcommittees, and it is required to give regular reports to the Board.

The Committee reviews its charter during its first meeting of each calendar year.

Communications from Security Holders

Security holders may send communications to the Board, the Committee chairmen (who preside over executive sessions of the outside directors on a rotating basis), or the outside directors as a group through the Secretary of the Corporation. The Secretary will collect, organize and forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of the Corporation.

Compensation of Directors

Our by-laws provide that each non-employee director shall be paid allowances and attendance fees as the Board may from time to time determine. Directors who are employees of U. S. Steel receive no compensation for their service on the Board. We pay our non-employee directors (with the exception of Mr. Usher) as follows:

Annual Retainer	$60,000
Annual Grant of Common Stock Units	$40,000
Committee Membership Fees:
Audit & Finance	$10,000 ($11,000 for chairman)
Compensation & Organization and Corporate Governance & Public Policy	$5,000 ($6,000 for chairmen)
Meeting Fee (for each Board or committee meeting)	$2,000

Under our Deferred Compensation Plan for Non-Employee Directors, non-employee directors (with the exception of Mr. Usher) may defer some or all of their annual retainers in the form of Common Stock Units. Each participating director is strongly encouraged to defer at least half of his or her retainer in the form of Common Stock Units, and some have deferred their entire retainers in this way. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity interests in U. S. Steel and thereby further align their interest with that of the stockholders. We credit each participating director's deferred stock account with Common Stock Units every January. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account.

In addition to the Common Stock Units credited to the directors under the Deferred Compensation Plan for Non-Employee Directors, each non-employee director (other than Mr. Usher) is annually granted Common Stock Units valued at $40,000. When the director leaves the Board, he or she is paid, in cash, the value of these Common Stock Units at that time.

Under our Non-Employee Director Stock Plan, each current non-employee director (other than Mr. Usher) received a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board. This plan has been suspended.

Mr. Usher's compensation as non-employee Chairman of the Board is governed by the terms of the Employment and Consulting Agreement between U. S. Steel and Mr. Usher described on pages 49 and 50. For his service as non-employee Chairman for the last three months of 2004, Mr. Usher received $275,000 in salary, and benefits valued at $36,501 in incremental cost to the Corporation. The benefits were occasional personal use of corporate aircraft, club memberships, a parking space, financial planning and tax preparation assistance, a home security system, occasional use of corporate-owned properties, and occasional use of corporate-owned sports and cultural tickets.

Our by-laws require non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the Board when they retire as employees, except that the CEO may remain on the Board, at the Board's request, through the month in which he or she turns 70. Under the terms of his Employment and Consulting Agreement, Mr. Usher will retire from the Board in April 2007, at age 64. Our by-laws also provide that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

Transactions

In the regular course of its business since January 1, 2004, U. S. Steel and its subsidiaries have had transactions with entities with which certain directors were affiliated. Such transactions were in the ordinary course of business and at competitive prices and terms. We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 2005.

Proposals of the Board

The Board will present the following proposals at the meeting:

Proposal No. 1

Election of Directors

U. S. Steel's Certificate of Incorporation divides the directors into three classes: Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors, which is one reason for the Board's recommendation that Mr. Usher be moved to Class III as described below. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

The current four Class I directors are nominees for election this year. The Board is recommending three of them, as well as Mr. Richard A. Gephardt, for a three-year term that will expire at the 2008 annual meeting, and one of them, Mr. Usher, for a two-year term that will expire in April 2007 as a member of Class III. Of the 11 current directors, two are officers of U. S. Steel; one, Mr. Usher, is a former CEO of U. S. Steel; five have top executive experience with a wide variety of other businesses; one had a distinguished career in the military and the diplomatic corps before entering business; one has had a distinguished career in academia, business and government; and one has had a distinguished career in public service including the judiciary. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board has affirmatively determined that no non-employee director or nominee other than Mr. Usher has a material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). The Board made such determination based on all relevant facts and circumstances, including the categorical standards for independence adopted by the Board. Under those standards, no director is independent if:

a.
within the previous three years:

1.
he or she has been an employee, or an immediate family member (as defined below) has been an executive officer, of the Corporation;

2.
he or she, or an immediate family member, has received more than $100,000 in any twelve-month period in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or

3.
he or she has been employed, or an immediate family member has been employed, as an executive officer of another company where any of the Corporation's present executives serve on that company's compensation committee;

b.
he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's gross revenues; or

c.
(1) he or she or an immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (2) he or she is a current employee of such a firm; (3) he or she has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (4) he or she or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

"Immediate family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. It does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

The Board recommends a vote for the election of each nominee.

Nominees for Four Class I Directors (Terms Expire 2008) and One Class III Director (Term Expires 2007)

Nominees for Class I Director

Richard A. Gephardt Age 64
Retired United States Congressman

Congressman Gephardt received a Bachelor of Science degree from Northwestern University and a Juris Doctor degree from the University of Michigan Law School. After serving as a Democratic committeeman and alderman in his native St. Louis, he was elected to the United States House of Representatives in 1976, representing Missouri's Third District. He was re-elected 13 times. While in the House, Congressman Gephardt served on the Budget Committee and on the Ways and Means Committee. He was elected Chairman of the House Democratic Caucus in 1984; and he served as majority leader from 1989 to 1994. In 1994 he was elected House Democratic Leader, the top Democratic leadership position in the House. He served as minority leader from 1995 to 2003. After deciding not to seek re-election, Congressman Gephardt retired from the House on January 3, 2005. He serves on the boards of the St. Jude Children's Hospital and the Children's Inn at the National Institutes of Health.

Shirley Ann Jackson Director since 2001 Age 58
President, Rensselaer Polytechnic Institute

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. She was a professor of theoretical physics at Rutgers University from 1991 to 1995. After nomination by President Clinton and confirmation by the U.S. Senate, she was Chairman of the U.S. Nuclear Regulatory Commission from 1995 to 1999. Dr. Jackson became President of Rensselaer Polytechnic Institute in 1999. Dr. Jackson is a director of Marathon Oil Corporation, Federal Express Corporation, AT&T (whose board she will leave on May 18, 2005), Medtronic, Inc., and Public Service Enterprise Group. She also is a director of the New York Stock Exchange. She is a member of the Council on Foreign Relations, a Fellow of the American Academy of Arts and Sciences and a Fellow of the American Physical Society. She is Chair of the Board and Past-President of the American Association for the Advancement of Science. She holds 31 honorary degrees, was awarded the New Jersey Governor's Award in Science in 1993, and was inducted into the National Women's Hall of Fame in 1998. In 2003 Dr. Jackson was named by ESSENCE magazine as one of the 50 most inspiring African-Americans. She has also been named by Discover magazine as one of the top 50 women in science.

Dan D. Sandman Director since 2001 Age 56
Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary
United States Steel Corporation

Mr. Sandman graduated from Ohio State University with a BA in 1970 and a law degree in 1973. He attended the Stanford Executive Program in 1989 and is a member of the Ohio and Pennsylvania bar associations. He began working for Marathon Oil Company in 1973 and served in a series of positions in the marketing, antitrust and oil & gas law areas in Findlay, Ohio; Houston, Texas; and London, England. In 1981 he was named senior marketing counsel, and he was promoted to general attorney, refining & marketing in 1983. Mr. Sandman was named general attorney, U.S. exploration & production law in February 1986 and elected general counsel and secretary of Marathon Oil Company later that year. He was elected secretary and assistant general counsel of USX Corporation in December 1992 and general counsel and secretary in February 1993. In 1998 he assumed responsibility for public affairs. Mr. Sandman was elected Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary of U. S. Steel effective December 31, 2001. In 2002 he assumed responsibility for governmental affairs and environmental affairs. Mr. Sandman has been a director of Roppe Corporation in Fostoria, Ohio since 1989.

Douglas C. Yearley Director since 2001 Age 69
Chairman Emeritus, Phelps Dodge Corporation and Non-Executive Chairman, Lockheed Martin Corporation

Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May, 2000. He is a director of Marathon Oil Corporation, Lockheed Martin Corporation and Heidrick & Struggles International, Inc. He was a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York from 1993 to 2000, and Southern Peru Copper Corporation from 1991 to 2000. He is a member of the National Council of the World Wildlife Fund and a graduate member of The Business Council.

Nominee for Class III Director

Thomas J. Usher Director since 2001 Age 62
Chairman of the Board of Directors
United States Steel Corporation

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined U. S. Steel in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at U. S. Steel's South and Gary Works. He was elected Executive Vice President-Heavy Products in 1986, President-U. S. Steel Group and director of USX in 1991, President & Chief Operating Officer of USX in 1994 and Chairman of the Board & Chief Executive Officer of USX effective July 1, 1995. He became Chairman & CEO of U. S. Steel effective December 31, 2001 and retired as CEO on September 30, 2004. He is Chairman of the Board of Directors of Marathon Oil Corporation and a director of H. J. Heinz Co., PNC Financial Services Group, and PPG Industries, Inc.

If re-elected to the Board, Mr. Usher will be moved into Class III, which currently has only three directors. U. S. Steel's Certificate of Incorporation requires that each class of directors must consist, as nearly as possible, of one-third of the directors. Because of the Board's desire to present Mr. Gephardt to the shareholders for a vote this year, he was nominated by the Board for membership in Class I, which would give Class I five of the 12 directors. Moving Mr. Usher to Class III would correct this imbalance by placing four directors in each class. At the same time, it would cause the expiration of Mr. Usher's term to coincide with his scheduled retirement from the Board under the terms of his Employment and Consulting Agreement (see pages 49-50).

Continuing Class II Directors
Terms Expire 2006

J. Gary Cooper Director since 2001 Age 68
Chairman and Chief Executive Officer, Commonwealth National Bank
(commercial bank)

Ambassador Cooper graduated from the University of Notre Dame with a BS degree in finance and attended Harvard University's Senior Managers in Government program. He was awarded an honorary doctor of law degree from Troy University. A retired Major General in the U.S. Marine Corps, Ambassador Cooper was twice elected to the Alabama legislature, was commissioner of the Alabama Department of Human Resources and was appointed Assistant Secretary of the Air Force during the George H. W. Bush administration. He was the United States Ambassador to Jamaica from 1994 to 1997. Ambassador Cooper is a director of PNC Financial Services Group, GenCorp Inc. and Protective Life Corporation.

Frank J. Lucchino Director since 2003 Age 65
Judge, Orphans' Court Division, Court of Common Pleas, Allegheny County, Pennsylvania

Judge Lucchino earned a Bachelor's degree in engineering in 1961, and a law degree in 1964, from the University of Pittsburgh. He is an alumnus of Harvard Business School's Executive Education program on corporate governance. He served on the boards of National Steel Corporation and Allegheny Teledyne Incorporated. Judge Lucchino currently serves as a judge in the Orphans' Court Division of the Court of Common Pleas in Allegheny County, Pennsylvania. Prior to being elected to the Court, he was a senior partner at the law firm of Grogan, Graffam, McGinley and Lucchino in Pittsburgh, Pennsylvania. He also served five four-year terms as Allegheny County Controller, an elected position. In 1993, Judge Lucchino was named to the United States National Commission on Libraries and Information Science (NCLIS) by President Clinton and was confirmed by the Senate. He served on the Commission until July 1999.

Seth E. Schofield Director since 2001 Age 65
Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Marathon Oil Corporation and Calgon Carbon Corporation. He is also an Advisory Board member of Desai Capital Management.

John P. Surma Direct or since 2001 Age 50
President and Chief Executive Officer
United States Steel Corporation

Mr. Surma received a BS degree in accounting from Pennsylvania State University in 1976 and joined Price Waterhouse LLP at that time. He joined Marathon Oil Company in February, 1997 as Senior Vice President, Finance and Accounting. He was named Senior Vice President, Finance & Administration in January 1998; President of Speedway SuperAmerica LLC in September 1998, and Senior Vice President, Supply & Transportation in January 2000. Effective January 1, 2001 he became President of Marathon Ashland Petroleum LLC, and in September 2001 Mr. Surma was elected Assistant to the Chairman of USX Corporation. He became Vice Chairman and Chief Financial Officer of U. S. Steel effective December 31, 2001, President and Chief Operating Officer effective March 1, 2003 and President and Chief Executive Officer effective October 1, 2004. Mr. Surma is a director of Calgon Carbon Corporation and Mellon Financial Corporation. He is also Chairman of the American Iron and Steel Institute, a member of the Executive Committee of the International Iron and Steel Institute, a member of the Board of Directors of the National Association of Manufacturers, a member of the Board of Directors and of the Executive Committee of the Allegheny Conference on Community Development, a member of the Board of Visitors of the Smeal College of Business at Penn State University, a member of the Board of Visitors of the Katz School of Business of the University of Pittsburgh, and a member of the American Institute of Certified Public Accountants.

Continuing Class III Directors
Terms Expire 2007

Robert J. Darnall Director since 2001 Age 66
Retired Chairman and Chief Executive Officer, Inland Steel Industries

Mr. Darnall graduated from DePauw University with a BA degree in mathematics, from Columbia University with a BS degree in civil engineering and from the University of Chicago with an MBA. He began his career with Inland Steel Industries in 1962. He was elected Executive Vice President in 1982 and at that time joined Inland's Board of Directors. In 1986 Mr. Darnall became President and Chief Operating Officer. In 1992 he became Chairman, President and Chief Executive Officer. He retired as Chairman and Chief Executive Officer in 1998 and immediately joined Ispat International N.V., which acquired Inland Steel Company in 1998, as head of their North American operations. Mr. Darnall left Ispat in 2000 and soon thereafter became Chairman and Interim CEO of Prime Advantage Corporation, a procurement services startup. He left Prime Advantage in January 2002. Mr. Darnall is a director of Cummins, Inc., HSBC Finance Corporation (whose board he will leave on March 15, 2005), HSBC North American Holdings Inc., Pactiv Corporation and Sunoco, Inc. He is also former Chairman of the American Iron and Steel Institute.

Charles R. Lee Director since 2001 Age 65
Retired Chairman, Verizon Communications (telecommunications)

Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corporation and then Columbia Pictures Industries Inc. In 1983 he joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in May 1992. Mr. Lee served as Chairman and Co-CEO of Verizon from June 2000 to March 2002 and as Non-Executive Chairman until December 31, 2003. Mr. Lee is a director of Marathon Oil Corporation, The Procter & Gamble Company, United Technologies Corporation and DirecTV Group.

John G. Drosdick Director since 2003 Age 61
Chairman, Chief Executive Officer and President, Sunoco, Inc.
(petroleum and petrochemical products)

Mr. Drosdick graduated from Villanova University with a BS degree in chemical engineering and received a Master's in chemical engineering from the University of Massachusetts. Mr. Drosdick began his career with Exxon Corporation in 1968 and held a wide variety of management positions. He was named President of Tosco Corporation in 1987 and President of Ultramar Corporation in 1992. In 1996 Mr. Drosdick became President and Chief Operating Officer of Sunoco and was elected Chairman in May 2000. He is a director of Lincoln National Corporation and Chairman of the Board of Sunoco Partners LLC, which is the general partner of Sunoco Logistic Partners L.P., a master limited partnership in which Sunoco, Inc. has a 62.6% interest.

Proposal No. 2

Election of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel since its creation in 2001 and served as the independent auditor of USX Corporation, which included the U. S. Steel Group, for many years. We believe that their knowledge of U. S. Steel's business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area. We expect representatives of PwC to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2004, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel's internal control over financial reporting as of December 31, 2004, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

The Board recommends a vote for the election of PwC as our independent registered public accounting firm.

Proposal No. 3

Approval of 2005 Stock Incentive Plan

The Board recommends the 2005 Stock Incentive Plan (the "Stock Plan") for your approval. If approved by stockholders, the Stock Plan will be available for awards to employees, non-employee directors and other service providers of U. S. Steel, its subsidiaries and affiliates. The affirmative vote of the stockholders is required for approval of the Stock Plan.

The Stock Plan will be used in addition to the United States Steel Corporation 2002 Stock Plan (the "2002 Plan"). In that regard, the Board has amended the 2002 Plan, contingent and effective upon your approval of the Stock Plan. The amendment will reduce the number of shares of U. S. Steel common stock which may be issued under the 2002 Plan to 1,000,000 shares, of which no more than 125,000 may be granted in the form of restricted stock and other non-option forms of awards. The 2002 Plan will terminate on December 31, 2006.

The Board of Directors believes that you should approve the Stock Plan because it encourages eligible participants to increase their efforts to help make U. S. Steel more successful and aligns their interests with those of U. S. Steel's stockholders.

The following is a summary of the main features of the Stock Plan; however, before voting, you may want to read the entire Stock Plan, which is attached hereto as Appendix B.

Summary of the 2005 Stock Incentive Plan

The purposes of the Stock Plan are

  •
  to attract, retain and motivate employees and non-employee directors of outstanding ability, and

  •
  to align their interests with those of the stockholders of U. S. Steel.

Employees, non-employee directors and other service providers of U. S. Steel or any subsidiary or affiliate are eligible to receive awards under the Stock Plan.

The aggregate number of shares of U. S. Steel common stock which may be issued under the Stock Plan is 6,750,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. For purposes of measuring the number of shares issued under the Stock Plan pursuant to awards granted, a share issued under the Plan pursuant to an award other than a stock option or purchase right, in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based on the fair market value of a share as of the grant date, will reduce the number of shares available under the Stock Plan by 1.42 shares. No awards may be granted under the Stock Plan subsequent to April 25, 2015.

Administration

Except in the case of awards to non-employee directors, the Stock Plan will be administered by a committee of the Board consisting of at least three members of the Board. Each member of the committee must be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "independent" director under the rules of the New York Stock Exchange. In the case of awards to non-employee directors, the Stock Plan will be administered by the Board. As used in this proposal, the term "Committee" is used to refer to the Board in the case of awards to non-employee directors, or the three-member committee described above in the case of awards to employees and other service providers.

The Committee has full authority, in its discretion, to interpret the Stock Plan and to determine the persons who will receive awards and the number of shares to be covered by each award. It is expected that all employees and all non-employee directors will be eligible for participation under the Stock Plan. Currently U. S. Steel has approximately 43,000 employees and nine non-employee directors.

The types of awards which the Committee has authority to grant are (1) stock options, (2) restricted stock, (3) performance awards and (4) other stock-based awards. Each of these types of awards is described below.

Stock Options

The Stock Plan provides for the grant of stock options. The option price for each stock option may not be less than 100% of the fair market value of U. S. Steel's common stock on the date the stock option is granted. Fair market value, for purposes of the Stock Plan, is generally the mean between the publicly reported high and low sale prices per share of U. S. Steel's common stock for the date as of which fair market value is to be determined. On February 28, 2005 the fair market value of a share of U. S. Steel's common stock, as so computed, was $62.67.

A stock option becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine. No stock option may be exercised after the expiration of ten years from the date of grant.

The option price for each stock option will be payable to U. S. Steel in full in cash at the time of exercise; however, in lieu of cash the holder of an option may, if authorized by the Committee, pay the option price in whole or in part by delivering to U. S. Steel shares of U. S. Steel's common stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash, and no shares of U. S. Steel's common stock which have been held less than six months may be delivered in payment of the option price of a stock option.

No stock option granted under the Stock Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

The maximum aggregate number of shares of U. S. Steel's common stock which shall be available for the grant of stock options to any one individual under the Stock Plan during any calendar year shall be limited to 1,000,000 shares.

Subject to the foregoing and the other provisions of the Stock Plan, stock options granted under the Stock Plan to participants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee.

Restricted Stock

Restricted shares of U. S. Steel's common stock awarded by the Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Committee may impose and will be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The restricted stock agreement between U. S. Steel and the awardee will set forth the number of shares of restricted stock awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted stock in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. The restriction period applicable to restricted stock may not be less than three years, with ratable vesting over such period, in the case of a time-based restriction, or one year in the case of a performance-based restriction.

Following a restricted stock award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted stock will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the awardee. From the date a restricted stock award is effective, however, the awardee will be a stockholder with respect to the restricted stock and will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Committee.

Performance Awards

A performance award granted by the Committee under the Stock Plan shall represent a right to receive shares of U. S. Steel's common stock, based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by the Committee at the time of the award.

At or prior to the time a performance award is granted, the Committee shall set forth in writing (1) the performance goals applicable to the award and the performance period during which the achievement of the performance goals shall be measured, (2) the amount which may be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of performance goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m).

Performance goals shall mean one or more preestablished, objective measures of performance during a specified performance period, selected by the Committee in its discretion. Performance goals may be based on one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: safety performance, earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, toxic emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance goals based on such performance measures may be based either on the performance of U. S. Steel, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Committee at the time of making a performance award. The Committee may in its discretion also determine to use other objective performance measures as performance goals.

Following completion of the applicable performance period, and prior to any payment of a performance award to the participant, the Committee shall determine in accordance with the terms of the performance award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance. Performance awards are not intended to provide for the deferral of compensation. Accordingly, payment of performance awards will be made within two and one-half months following the end of the calendar year in which the performance period ends or such other time period if and to the extent as may be required to avoid characterization of such awards as deferred compensation. Performance periods under the Stock Plan will be each calendar year, unless otherwise determined by the Committee in its discretion. The first performance period under the Stock Plan will begin on January 1, 2006.

In any one calendar year, the maximum amount which may be earned by any single participant under performance awards granted under the Stock Plan shall be limited to 1,000,000 shares. In the case of multi-year performance periods, the amount which is earned in any one calendar year shall be the amount paid for the performance period divided by the number of calendar years in the period. In applying this limit, the number of shares of common stock earned by the participant shall be measured as of the close of the applicable calendar year which ends the performance period, regardless of the fact that certification by the Committee and actual payment to the participant may occur in a subsequent calendar year or years.

Performance awards granted by the Committee under the Stock Plan are intended to qualify for the "performance based compensation" exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the Code. Because U. S. Steel has retained the discretion to change specific performance targets, shareholder re-approval of the Stock Plan will be required in the future under regulations issued pursuant to Section 162(m) of the Code, currently every five years. Thus, absent additional stockholder approval, no performance award may be granted under the Stock Plan subsequent to U. S. Steel's annual meeting of stockholders in 2010.

Other Stock-Based Awards

The Committee shall be authorized, subject to limitations under applicable law, to grant to eligible employees, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the Stock Plan, including, without limitation, purchase rights, appreciation rights, shares of common stock awarded without restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock, as the Committee in its discretion may determine. In the discretion of the Committee, such other stock-based awards, including shares of common stock, or other types of awards authorized under the Stock Plan, may be used in connection with, or to satisfy obligations of U. S. Steel or a subsidiary under, other compensation or incentive plans, programs or arrangements of U. S. Steel or any subsidiary for eligible employees, including without limitation the 2005 Annual Incentive Compensation Plan, the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Plan or other successor programs and executive contracts.

The Committee shall determine the terms and conditions of other stock-based awards. Any shares of common stock or securities delivered pursuant to a purchase right granted under the Stock Plan shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of common stock, or other property or any combination thereof, as the Committee shall determine. However, the value of such consideration shall not be less than the fair market value of such shares of common stock or other securities on the date of grant of the purchase right. Appreciation rights may not be granted at a price less than the fair market value of the underlying shares on the date of grant.

Change of Control

Unless otherwise determined by the Committee, if the stockholders of U. S. Steel shall approve a transaction which upon consummation would constitute a change of control, as defined in the Stock Plan, or if any change of control not subject to stockholder approval shall occur (1) all outstanding stock options, and other awards under which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable, (2) all restrictions or limitations, including risks of forfeiture and deferrals, on restricted stock or other awards subject to restrictions or limitations under the Stock Plan shall lapse and (3) all performance goals applicable to performance awards, and any other conditions to payment of any awards under which payment is subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by U. S. Steel.

Additional Rights in Certain Events

If within three years after any change of control the employment of a participant is terminated voluntarily or involuntarily for any reason other than for cause, as defined in the Stock Plan, then unless otherwise provided in the participant's award agreement, and in addition to any other rights of post-termination exercise which may be applicable, any stock option or other award outstanding on the date of the change of control the payment or receipt of which is dependent upon exercise by the holder of the award shall be exercisable following the date of termination of employment until the expiration date of the option or other award.

Possible Anti-Takeover Effect

The provisions of the Stock Plan providing for the acceleration of the exercise date of stock options, and the lapse of restrictions applicable to awards upon the occurrence of a Change of Control and for the extension of the period during which stock options and other awards may be exercised upon termination of employment following a Change of Control may be considered by some as having an anti-takeover effect.

Miscellaneous

Except to the extent otherwise determined by the Committee, no award and no rights or interests therein shall be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution, and any stock option or other right to purchase or acquire shares of common stock granted to a participant under the Stock Plan shall be exercisable during the participant's lifetime only by such participant.

The Board of Directors may amend, suspend or terminate the Stock Plan at any time without stockholder approval except to the extent that stockholder approval is required by law or stock exchange rules or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the Stock Plan or modifies the requirements for participation under the Stock Plan or if the Board determines that stockholder approval is advisable. Without the consent of the participant, no amendment, suspension or termination of the Stock Plan or any award may materially and adversely affect the rights of such participant under any previously granted award.

Nothing contained in the Stock Plan shall prevent U. S. Steel from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Stock Plan is not determinable in advance because the selection of participants who receive awards under the Stock Plan, and the size and type of awards, are generally determined by the Committee in its discretion.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (see Note (i))	2,280,255	$30.08	7,112,857 (see Note ii)

Equity compensation plans not approved by security holders (see Note (iii))	52,096	(see Note (iii))	(see Note (iii))

Total	2,332,351	—	(see Note (iii))

Note (i):	The numbers in columns (a) and (b) of this row reflect all shares that could potentially be issued under the U. S. Steel 2002 Stock Plan as of December 31, 2004. (Because the outstanding options under the USX Corporation 1990 Stock Plan were converted to options under the U. S. Steel 2002 Stock Plan at the time of separation from Marathon Oil Corporation (formerly USX Corporation), these numbers include shares that may be issued as a result of grants originally made under the USX 1990 Stock Plan.)
Note (ii):
On February 22, 2005, U. S. Steel's Board of Directors amended the 2002 Stock Plan to reduce the number of shares available for grants under the Plan to 1,000,000 shares (from 7,112,857 shares) with no more than 125,000 shares of the 1,000,000 shares to be granted in any form other than options. This amendment is subject to and effective upon shareholder approval of the 2005 Stock Incentive Plan as submitted to shareholders in this proxy statement.
Note (iii):
At December 31, 2004, U. S. Steel had three equity compensation plans that had not been approved by security holders; they were (1) the Deferred Compensation Plan for Non-Employee Directors, (2) the Non-Employee Director Stock Plan and (3) the Non-Officer Restricted Stock Plan. The weighted average exercise price for the Deferred Compensation Plan for Non-Employee Directors is one for one; that is, one share of common stock will be given in exchange for each unit of phantom stock accumulated through the date of the director's retirement. A number of securities available for future issuance under the plans cannot be included in column (c) because the plans do not limit the number of shares authorized for issuance other than by the formulas pursuant to which shares are issued under the plans.

The Non-Employee Director Stock Plan provides that each new non-employee director may receive a grant of up to 1,000 shares of U. S. Steel common stock. In order to qualify, a director must first purchase an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.
The Non-Employee Director Stock Plan and the Non-Officer Restricted Stock Plan have been suspended for purposes of future grants.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

        Nonstatutory Stock Options.    An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of U. S. Steel's common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

Except as described in "Other Tax Matters" below, U. S. Steel or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

        Restricted Stock.    An awardee of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in "Other Tax Matters" below, U. S. Steel or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

        Performance Awards.    An employee who receives a performance award will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any shares of common stock received pursuant to the award will be treated as compensation income received by the employee generally in the year in which the employee receives such shares of common stock. U. S. Steel generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

        Other Tax Matters.    The exercise by an employee of a stock option, the lapse of restrictions on restricted stock, or the deemed achievement or fulfillment of performance awards following the occurrence of a change of control, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of common stock resulting from such exercise or deemed achievement or fulfillment of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the unavailability of a compensation deduction which would otherwise be allowable to U. S. Steel as explained above. Except for stock options and performance awards that meet the requirements of the Stock Plan and are based on the performance measures described therein, U. S. Steel may not be eligible for a compensation deduction which would otherwise be allowable for compensation paid to any employee if, as of the close of the tax year, the employee is the chief executive officer of U. S. Steel or is among the four other highest compensated officers for that tax year for whom compensation is required to be reported to stockholders under the Securities Exchange Act, as amended, to the extent the total compensation paid to such employee exceeds $1,000,000.

        Additional Information.    U. S. Steel expects that stock options and performance awards under the Stock Plan will qualify as performance-based compensation that is exempt from the $1,000,000 annual deduction limit (for Federal income tax purposes) of compensation paid by public corporations to each of the Corporation's chief executive officer and four other most highly compensated executive officers in each fiscal year, which limit is imposed by Code Section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Code Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding U. S. Steel's efforts, that compensation intended by U. S. Steel to satisfy the requirements for deductibility under Code Section 162(m) will in fact do so.

The Board recommends a vote for the adoption of the 2005 Stock Incentive Plan.

Proposal No. 4

Approval of 2005 Annual Incentive Compensation Plan

The Board recommends the 2005 Annual Incentive Compensation Plan (the "Incentive Plan") for your approval. The Incentive Plan includes, among other things, the requirement to pay incentive awards in the form of cash and provisions that protect U. S. Steel's ability to take a tax deduction for performance-based awards made under the Incentive Plan, in conformance with section 162(m) of the Internal Revenue Code (the "Code") and related regulations, in case certain executive officers who are awardees individually have more than $1,000,000 of compensation in any one year. In accordance with Code section 162(m), if the Incentive Plan is not approved, no awards would be made under the Incentive Plan to the Chief Executive Officer or any of the other four highest compensated executive officers of U. S. Steel. If the Incentive Plan is approved, it will commence with the 2006 performance year and the Senior Executive Annual Incentive Compensation Plan and the Annual Incentive Compensation Plan will terminate following the 2005 performance year.

The Board believes that you should approve the new Incentive Plan because it encourages eligible participants to increase their efforts to help make U. S. Steel more successful and to remain in our employment by providing them the opportunity to earn incentive payments upon the achievement of established performance goals.

The following is a summary of the main features of the 2005 Annual Incentive Compensation Plan; however, before voting you may want to read the entire Incentive Plan, which is attached hereto as Appendix C.

Summary of the 2005 Annual Incentive Compensation Plan

The purpose of the Incentive Plan is to provide for an incentive payment opportunity to executive management of U. S. Steel and its subsidiaries and affiliates, which may be earned upon the achievement of established performance goals over a one year time period. By placing a portion of compensation at risk and by providing an incentive payment opportunity based upon performance goals, U. S. Steel can reward performance based on the overall performance of U. S. Steel and the individual contribution of each executive employee.

Administration

The Incentive Plan will be administered by the Compensation & Organization Committee (the "Committee") of U. S. Steel's Board of Directors. The Committee consists solely of directors who are (1) "outside directors" within the meaning of Code section 162 (m), (2) non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (3) "independent" directors under the rules of the New York Stock Exchange. The Committee will have the power to designate eligible employees and service providers for participation, determine the performance goals and incentive targets, approve payment of all incentive awards, review and approve amendments, and make all necessary determinations under the Incentive Plan. Decisions of the Committee regarding the Incentive Plan will be final and conclusive.

Eligibility

Participants under the Incentive Plan will be any employees or other service providers of U. S. Steel or its subsidiaries and affiliates, including U. S. Steel's President and Chief Executive Officer and any other senior executive officers who are, or may be, "covered employees" as defined in Code section 162(m)(3). Initially, 16 senior officers will be eligible to participate in the Incentive Plan.

Performance Periods and Performance Goals

There will be one-year performance periods under the Incentive Plan. A new performance period will begin on January 1 of each calendar year and end on December 31 of that calendar year. Within ninety (90) days after the beginning of each performance period, the Committee will establish specific performance goals for the period. The performance goals are the specific targets and objectives established by the Committee under one or more, or a combination of, absolute or relative values or rates of change in any of the following objective performance measures:

  •
  Safety performance, earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, toxic emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses.

The Committee may establish one of the performance goals as a threshold performance goal for U. S. Steel. Additionally, the Committee may base one or more of the goals on the performance of U. S. Steel, one or more subsidiaries, affiliates, branches, departments, business units or portions thereof, or the performance of a participant, and/or upon a comparison with performance of a peer group of corporations, prior performance periods or other measures selected or defined by the Committee.

At the commencement of each performance period, the Committee will also establish a schedule of incentive targets, setting forth the amount to be paid based on the extent to which the performance goals for the performance period are actually achieved. The incentive targets may be expressed as a percentage of a participant's base salary, or other measure specified by the Committee, in effect at the time the performance goal is established. Results against the performance goals will be determined and measured by an objective calculation method established by the Committee at the time of establishment of the performance goals, except that the Committee may determine, at the time the performance goals are established, that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, will be excluded from the calculation of the performance goal.

Payment of any incentive award under the Incentive Plan will be contingent upon the attainment of the pre-established performance goals. The amount of any incentive award paid may not exceed the incentive target established. The Committee may not increase any incentive target or incentive award payable. The Committee may, however, reduce or eliminate any incentive target or incentive award payable, provided that the action will not result in any increase in the amount of any incentive target or incentive award payable to any other Incentive Plan participant.

Payment of Incentive Awards

Incentive awards will be paid in cash within two and one-half months following the end of the performance period and after the Committee has determined and certified in writing the extent to which the performance goals were attained and the incentive awards were earned.

The maximum amount payable in cash to any one participant under the Incentive Plan in any calendar year will be $5,000,000. Additionally, the Committee will retain discretion to reduce or eliminate the incentive awards payable to any participant under the Incentive Plan.

Amendment or Termination of Incentive Plan

The Incentive Plan shall remain in effect until it is terminated by U. S. Steel. U. S. Steel may amend or terminate the Incentive Plan at any time. Because U. S. Steel will retain the discretion to change specific performance targets, shareholder re-approval of the Incentive Plan will be required in the future under the regulations issued pursuant to Code section 162(m), which currently require such re-approval every five years.

Additional Information

U. S. Steel expects to award performance-based compensation under the Incentive Plan that is exempt from the $1,000,000 annual deduction limit (for Federal income tax purposes) of compensation paid by public corporations to each of the Corporation's chief executive officer and four other most highly compensated executive officers in each fiscal year, which limit is imposed by Code section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Code section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding U. S. Steel's efforts, that compensation intended by U. S. Steel to satisfy the requirements for deductibility under Code section 162(m) will in fact do so.

New Plan Benefits

The actual amount of compensation to be paid to participants under the Incentive Plan is not determinable in advance because specific performance criteria and targets will be selected each year by the Committee and it is substantially uncertain what levels of performance will be realized against such criteria and targets. The awards earned in 2004 under the prior plan reflect the performance of the Corporation and such individuals for the 2004 performance year and are not necessarily indicative of awards that U. S. Steel may make in the future.

The Board recommends a vote for the adoption of the 2005 Annual Incentive Compensation Plan.

Audit & Finance Committee Report

Our committee has reviewed and discussed U. S. Steel's audited financial statements for 2004 with U. S. Steel's management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Statements on Auditing Standards No. 61, as amended by Statements No. 89 and No. 90 (Communication with Audit Committees). We also discussed with U. S. Steel's management (i) management's assessment of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2004 ("Management's Assessment"); (ii) PwC's opinion of Management's Assessment and (iii) PwC's opinion of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2004. We have received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with PwC its independence. Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

Charles R. Lee, Chairman
J. Gary Cooper
Robert J. Darnall
John G. Drosdick
Shirley Ann Jackson
Frank J. Lucchino
Seth E. Schofield
Douglas C. Yearley

Information Regarding the Independence of the Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees for professional services rendered by PwC for the audit of U. S. Steel's annual financial statements and for its review of the financial statements included in U. S. Steel's Forms 10-Q were $5.20 million for 2004 and $ 2.72 million for 2003. For 2004, the services performed included a comfort letter related to an equity offering, the separate audits of the tubular businesses, the internal control attestations required under the Sarbanes-Oxley Act, the audit of U. S. Steel's annual financial statements, and the quarterly reviews of the financial statements included in U. S. Steel's Forms 10-Q.

Audit-Related Fees

Aggregate fees for assurance and related services by PwC that were reasonably related to the performance of the audit or review of U. S. Steel's financial statements and which are not reported under "Audit Fees" above were $303,000 for 2004 and $244,000 for 2003. The services performed were employee benefit plan audits, Sarbanes-Oxley consultations, and statutory accounting consultations.

Tax Fees

Aggregate fees for professional services rendered by PwC for tax compliance, tax advice, and tax planning were $177,000 in 2004 and $263,000 in 2003. The services performed were tax advice related to transactions, inventories, and interpretations of law; and local, state, federal and international tax compliance services.

All Other Fees

Aggregate fees for products and services provided by PwC, other than the services described in the previous three paragraphs, were $3,000 in 2004 and $3,000 in 2003. In 2004 and 2003 these fees related to a web-based accounting research tool.

Pre-Approval Policy

The Audit & Finance Committee (the "Committee") has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Committee meetings. In 2003 and 2004 all of the above services were pre-approved by the Committee in accordance with this pre-approval policy.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known to U. S. Steel to beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

U. S. Steel Common Stock	Capital Research and Management Company and The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	9,447,000 (1)	8.3	(1)
U. S. Steel Common Stock	Appaloosa Investment Limited Partnership I; Palomino Fund Ltd.; Appaloosa Management L.P.; Appaloosa Partners Inc.; and David A. Tepper 26 Main Street Chatham, NJ 07928	7,707,999 (2)	6.8	(2)
U. S. Steel Common Stock	AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA Courtage Assurance Mutuelle (collectively the "Mutuelles AXA") 26, rue Drouot 75009 Paris, France AXA 25, avenue Matignon 75008 Paris, France AXA Financial, Inc. 1290 Avenue of the Americas New York NY 10104	7,284,286 (3)	6.4	(3)
(1)
Based on Schedule 13G dated February 9, 2005 which indicates that Capital Research and Management Company had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 9,447,000 shares, and shared dispositive power over no shares; and that The Growth Fund of America, Inc. had sole voting power over 6,650,000 shares, shared voting power over no shares, sole dispositive power over no shares, and shared dispositive power over no shares. Capital Research and Management Company disclaimed beneficial ownership of 9,447,000 shares. The Growth Fund of America, Inc. reported beneficial ownership of 6,650,000 shares, or 5.8% of the outstanding U. S. Steel Common Stock.

(2)
Based on Schedule 13G/A dated February 1, 2005 which indicates that Appaloosa Investment Limited Partnership I had sole voting power over no shares, shared voting power over 4,168,062 shares, sole dispositive power over no shares and shared dispositive power over 4,168,062 shares; that Palomino Fund Ltd. had sole voting power over no shares, shared voting power over 2,539,937 shares, sole dispositive power over no shares and shared dispositive power over 2,539,937 shares; that Appaloosa Management L.P. had sole voting power over no shares, shared voting power over 6,707,999 shares, sole dispositive power over no shares and shared dispositive power over 6,707,999 shares; that Appaloosa Partners Inc. had sole voting power over no shares, shared voting power over 6,707,999 shares, sole dispositive power over no shares and shared dispositive power over 6,707,999 shares; and that David A. Tepper had sole voting power over 1,000,000 shares, shared voting power over 6,707,999 shares, sole dispositive power over 1,000,000 shares and shared dispositive power over 6,707,999 shares.

(3)
Based on Schedule 13G dated February 14, 2005 which indicates that each of the Mutuelles AXA, and AXA, each had sole voting power over 5,531,332 shares, shared voting power over 17,850 shares, sole dispositive power over 7,282,761 shares, and shared dispositive power over 1,525 shares; and that AXA Financial, Inc. had sole voting power over 4,994,118 shares, shared voting power over 17,850 shares, sole dispositive power over 6,439,347 shares and shared dispositive power over 1,525 shares. AXA Financial, Inc. reported beneficial ownership of 6,440,872 shares, or 5.7% of the outstanding U. S. Steel Common Stock. A majority of the shares reported in the Schedule 13G are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P. (a majority-owned subsidiary of AXA Financial, Inc.), as investment advisor.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of January 31, 2005 by each director and director nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

Name	Shares

John J. Connelly (1)(2)	112,972
J. Gary Cooper (1)	1,060
Robert J. Darnall	3,000
Roy G. Dorrance (1)(2)	143,757
John G. Drosdick	2,000
Richard A. Gephardt (director nominee)	0
John H. Goodish (1)(2)	188,779
Gretchen R. Haggerty (1)(2)	235,872
Shirley Ann Jackson (1)	1,045
Charles R. Lee	1,200
Frank J. Lucchino	1,000
Dan D. Sandman (1)(2)	273,168
Seth E. Schofield (1)	1,170
John P. Surma (1)(2)	653,908
Thomas J. Usher (1)(2)	229,278
Douglas C. Yearley	1,000
All Directors and Executive Officers as a group (18 persons) (1)(2)(3)	2,080,389

The following table shows Common Stock Units credited under (1) the United States Steel Corporation Deferred Compensation Plan for Non-Employee Directors and (2) the annual $40,000 grant to non-employee directors (other than Mr. Usher):

Name	Common Stock Units

J. Gary Cooper	6,734
Robert J. Darnall	5,674
John G. Drosdick	4,622
Shirley Ann Jackson	6,451
Charles R. Lee	14,064
Frank J. Lucchino	3,968
Seth E. Schofield	8,419
Douglas C. Yearley	8,377

(1)
Includes shares held under, or pursuant to, the U. S. Steel Savings Fund Plan, the U. S. Steel Dividend Reinvestment and Direct Stock Purchase Plan, and the 2002 Stock Plan.

(2)
Includes shares which may be acquired upon exercise of outstanding options as follows (all options other than those granted on May 25, 2004 were exercisable on January 31, 2005): Mr. Usher: 94,500; Mr. Surma: 500,000; Mr. Sandman: 169,600; Mr. Goodish: 156,500; Mrs. Haggerty: 188,460; Mr. Connelly: 92,400; Mr. Dorrance: 57,500; and all directors and executive officers as a group: 1,431,160.

(3)
Total shares beneficially owned in each case constitute less than one percent of the outstanding shares, and all directors and executive officers as a group owned 1.8 percent of the common stock.

Executive Compensation

The following table sets forth certain information concerning the compensation awarded to, earned by, or paid by U. S. Steel to Mr. Usher, to Mr. Surma, to the other four most highly compensated current executive officers of U. S. Steel who were serving as executive officers at the end of 2004, and to Mr. Dorrance (who would have been among such four executive officers but for his retirement on September 30, 2004) for services rendered to U. S. Steel or its subsidiaries as executive officers during 2004, 2003 and 2002:

Summary Compensation Table

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Salary and Bonus Total ($)	Other Annual Compensation ($)(1)		Restricted Stock Award(s) ($)(3)	Options/ SARs (#)(4)	All Other Compensation ($)(5)

T. J. Usher	2004	825,225		3,000,000	3,825,225	118,264	(2)	0	0	6,894,635
Chairman of the	2003	1,100,000		1,250,000	2,350,000	17,714		0	800,000	1,904,579
Board & (through	2002	1,100,000		1,243,000	2,343,000	12,858		663,488	500,000	72,207
September 30, 2004) Chief Executive Officer (2004 data for salary and other annual compensation are for 9 months)

J. P. Surma	2004	707,733		2,500,000	3,207,733	6,033		849,520	400,000	60,767
President and	2003	633,337		900,000	1,533,337	6,684		521,269	300,000	342,881
(effective October 1,	2002	450,000		509,000	959,000	2,491		918,675	153,935	27,866
2004) Chief Executive Officer

D. D. Sandman	2004	540,300		1,000,000	1,540,300	2,084		227,550	150,000	59,878
Vice Chairman and	2003	525,006		550,000	1,075,006	3,594		57,919	150,000	33,131
Chief Legal &	2002	520,000		588,000	1,108,000	5,688		768,625	150,000	32,679
Administrative Officer, General Counsel and Secretary

J. H. Goodish	2004	380,625		1,050,000	1,430,625	2,876	**	151,700	150,000	40,926
Executive Vice	2003	346,000	*	450,000	796,000	219,431	**	241,328	125,000	21,429
President -	2002	310,750	*	350,000	660,750	493,191	**	38,789	50,000	16,920
Operations
* Includes foreign service premium.
** Allowances, reimbursements and tax settlements associated with foreign service.

G. R. Haggerty	2004	390,108		800,000	1,190,108	1,404		113,775	125,000	33,036
Executive Vice	2003	366,674		400,000	766,674	1,510		164,103	125,000	22,686
President & Chief	2002	330,000		300,000	630,000	1,680		38,789	60,000	20,355
Financial Officer

J. J. Connelly	2004	315,101		700,000	1,015,101	1,396		69,782	50,000	33,756
Senior Vice	2003	298,000		300,000	598,000	0		18,534	35,000	15,994
President -	2002	259,336		240,000	499,336	0		6,533	35,000	13,786
Strategic Planning & Business Development

R. G. Dorrance	2004	367,731		750,000	1,117,731	5,223		0	0	206,560
Vice Chairman	2003	484,174		400,000	884,174	6,884		57,919	150,000	31,184
(through	2002	420,000		475,000	895,000	10,050		747,189	150,000	26,772
September 30, 2004)

(1)
This column includes, for Messrs. Usher, Surma, Sandman and Dorrance, amounts reimbursed for the payment of taxes on imputed income for tax preparation assistance and corporate aircraft usage. For Mr. Sandman it also includes amounts reimbursed for the payment of taxes on imputed income for local transportation services. For Mrs. Haggerty and Messrs. Goodish and Connelly, it only includes amounts reimbursed for the payment of taxes on imputed income for tax preparation assistance.

(2)
Includes for 2004 $101,786 in incremental cost to the Corporation of the following perquisites: personal use of corporate aircraft; club memberships; personal use of corporate properties and sports and cultural tickets; tax preparation assistance; local transportation services; and a parking space. Corporate aircraft usage accounted for $68,544 of that amount. See page 13 for a description of Mr. Usher's fourth quarter compensation, as non-employee Chairman of the Board.

(3)
Grants of restricted stock under the U. S. Steel 2002 Stock Plan at the closing price on the date of grant. On February 13, 2003, Mr. Usher surrendered all of his U. S. Steel restricted stock except that which was eligible for vesting in May 2003. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 2004, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation & Organization Committee Report on Executive Compensation beginning on page 41).

			Unvested Restricted Shares Aggregate Holdings
	Vesting Schedule for Restricted Stock
				Value as of December 31, 2004($)
Name	Date Granted	May 2005 (Shares)	Shares

T. J. Usher	N/A	0	0	0
	N/A	0	0	0

J. P. Surma	May 25, 2004	22,000	22,000	1,127,500
	May 27, 2003	15,000	15,000	761,400
	May 28, 2002	15,000	15,000	761,400

D. D. Sandman	May 25, 2004	4,500	4,500	230,625
	May 28, 2002	12,375	12,375	628,155
	May 30, 2000	2,625	2,625	133,245

J. H. Goodish	May 25, 2004	3,000	3,000	153,750
	May 27, 2003	7,500	7,500	380,700
	May 28, 2002	500	500	25,380
	May 29, 2001	750	750	38,070
	May 30, 2000	1,250	1,250	63,450

G. R. Haggerty	May 25, 2004	2,250	2,250	115,313
	May 27, 2003	5,000	5,000	253,800
	May 28, 2002	500	500	25,380
	May 30, 2000	2,000	2,000	101,520

J. J. Connelly	May 25, 2004	1,900	1,900	97,375
	May 27, 2003	400	400	20,304
	May 30, 2000	1,600	1,600	81,216

R. G. Dorrance	N/A	0	0	0
	N/A	0	0	0

(4)
All option shares listed except those granted in 2004 were granted with tandem stock appreciation rights ("SARs").

(5)
This column includes amounts contributed by U. S. Steel under the U. S. Steel Savings Fund Plan and the related supplemental savings plans. Such amounts for 2004 were $49,514 for Mr. Usher, $42,464 for Mr. Surma, $32,418 for Mr. Sandman, $22,838 for Mr. Goodish, $23,406 for Mrs. Haggerty, $15,755 for Mr. Connelly and $22,064 for Mr. Dorrance. Also included are amounts representing the cost of life insurance protection provided by U. S. Steel. Such amounts for 2004 were $68,741 for Mr. Usher, $18,303 for Mr. Surma, $27,460 for Mr. Sandman, $18,088 for Mr. Goodish, $9,630 for Mrs. Haggerty, $18,001 for Mr. Connelly and $29,235 for Mr. Dorrance. For Mr. Usher, this column also includes the value of the phantom stock he was awarded in 2003 under his February 13, 2003 Employment and Consulting Agreement (the "Agreement"), which is described on pages 49-50 and was also described in our 2003 and 2004 proxy statements. That value was $1,831,500 on the date of grant. The phantom stock was awarded in return for Mr. Usher's surrender of restricted stock. On February 17, 2004, Mr. Usher received a payment of $2,710,500, equal to the value of half of the phantom stock, in accordance with the Agreement. On February 17, 2005, he received a payment of $3,995,250, equal to the value of the other half of the phantom stock. (See page 49.) This column also includes the $3,000,000 retention bonus paid to Mr. Usher by U. S. Steel on November 1, 2004 under the August 8, 2001 agreement between Mr. Usher and USX Corporation. See page 50. It also includes amounts paid to Mr. Usher and Mr. Dorrance, upon their retirements, out of the Corporation's supplemental thrift plan. Those amounts were $1,065,880 and $155,261, respectively.

2004 Option Grants

The following table sets forth certain information concerning options granted during 2004 to each executive officer named in the Summary Compensation Table:

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2004(2)	Exercise or Base Price per Share ($)
				Expiration Date
Name or Group					0%	5%	10%

T. J. Usher	0	0.0%	—	—	0	—	—
J. P. Surma	400,000	27.0%	29.54	May 25, 2012	0	5,641,600	13,512,800
D. D. Sandman	150,000	10.1%	29.54	May 25, 2012	0	2,115,600	5,067,300
J. H. Goodish	150,000	10.1%	29.54	May 25, 2012	0	2,115,600	5,067,300
G. R. Haggerty	125,000	8.4%	29.54	May 25, 2012	0	1,763,000	4,222,750
J. J. Connelly	50,000	3.4%	29.54	May 25, 2012	0	705,200	1,689,100
R. G. Dorrance	0	0.0%	—	—	0	—	—

All Stockholders	N/A	N/A	29.54	May 25, 2012	0	1,598,492,975	3,828,721,617

All Optionees	1,480,000	100.0%	29.54	May 25, 2012	0	20,873,920	49,997,360

Optionees' Gain as % of All Stockholders' Gain	N/A	N/A	29.54	May 25, 2012	0	1.3%	1.3%

(1)
All options are exercisable on May 25, 2005.

(2)
Indicates percentage of total option shares granted.

(3)
The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the stock. We have not used an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable values assuming appreciation at the rates indicated based on the exercise or base prices per share shown, the indicated expiration dates and the number of outstanding shares as of December 31, 2004.

Option Exercises and Year-End Values

The following table sets forth certain information concerning options to purchase common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 2004 together with the total number of options and SARs outstanding at December 31, 2004 and the value of such options and SARs.

Aggregated 2004 Option/SAR Exercises
and
December 31, 2004 Option/SAR Values

Name	No. of Shares Underlying Options/SARs Exercised	Total Value Realized ($)	No. of Securities Underlying Unexercised Options/SARs at December 31, 2004 Exercisable/ unexercisable	Total Value of Unexercised In-The-Money Options/SARs at December 31, 2004 ($) Exercisable/ unexercisable

T. J. Usher	1,936,900	34,820,772	94,500/0	1,273,737/0
J. P. Surma	350,000	7,607,500	100,000/400,000	3,531,500/8,488,000
D. D. Sandman	418,725	7,242,289	19,600/150,000	264,182/3,183,000
J. H. Goodish	202,250	3,982,530	6,500/150,000	103,455/3,183,000
G. R. Haggerty	257,000	4,866,450	63,460/125,000	1,169,207/2,652,500
J. J. Connelly	129,450	1,890,538	42,400/50,000	777,123/1,061,000
R. G. Dorrance	447,500	7,764,342	57,500/0	907,058/0

Note:	All options listed above were granted with SARs, except those granted in 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

No U. S. Steel director or officer or other person subject to Section 16 of the Securities Exchange Act of 1934 failed in 2004 to file on a timely basis any reports required by Section 16(a) of such act.

Compensation & Organization Committee Report on Executive Compensation

The Compensation & Organization Committee (the "Committee") of U. S. Steel sets policies and administers programs on executive compensation. When action should be taken on a specific compensation item, we either make a recommendation to the U. S. Steel Board or a subsidiary company board or take action on our own, whichever is appropriate. The Committee reports to the Board all actions that do not require the Board's approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors considered by the Committee in making decisions with respect to the compensation of U. S. Steel executive officers, including the officers named in the Summary Compensation Table. Beginning in 2005 the Corporation has implemented a new, simpler compensation strategy for all domestic, non-represented employees. The centerpiece of this strategy is a new compensation program that more closely links pay to performance, provides market-driven pay opportunities, and modernizes the Corporation's compensation approach to reflect the Corporation's leaner and flatter organization. The primary driver of this program is return on capital employed.

Compensation programs for U. S. Steel's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:

•
Salary

•
Short-term incentive awards (bonuses) and

•
Long-term incentive awards (stock options and restricted stock).

Although the Committee has awarded stock appreciation rights (SARs) in the past in connection with awards of stock options, no SARs were awarded in 2004 and none are contemplated to be awarded in the future.

For each of the above elements of compensation, the Committee exercises its discretion in the subjective consideration of the factors described below and within the limitations of the various plans.

In 2004 the Board adopted a requirement that members of executive management hold shares of U. S. Steel common stock in specified amounts commensurate with their positions and salaries.

Salary

Salary administration at U. S. Steel begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary grade with an associated salary range. The two major objectives in developing salary structures and assigning grades are to maintain:

(1)
external competitiveness—the midpoint of the salary range for each position is near the average midpoint for similar positions at comparable companies and

(2)
internal equity—each position's grade in the unit's hierarchy of positions accurately reflects its relative "value".

The data used in developing and adjusting salary structures are obtained from surveys coordinated by independent consultants.

The Committee makes decisions on salary increases and, occasionally—when business conditions dictate—salary decreases. When we determine salary increases, the highest weighting is given to performance; but other factors are also considered, such as experience and time in position. Once an executive officer's salary has passed the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of salary reviews and related actions taken by the Committee.

Short-Term Incentive Awards

U. S. Steel's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. The Committee makes bonus awards under the Annual Incentive Compensation Plan, as well as under the Senior Executive Officer Annual Incentive Compensation Plan, the latter of which was developed specifically to retain the Corporation's tax deduction for awards made to the officers named in the Summary Compensation Table and which was approved by the stockholders of USX Corporation ("USX") and of the U. S. Steel Group on October 25, 2001. The Board is proposing a new 2005 Annual Incentive Compensation Plan elsewhere in this proxy statement for approval by the stockholders. This new plan will replace the Senior Executive Officer Annual Incentive Compensation Plan and the Annual Incentive Compensation Plan, and it is designed to retain tax deductibility for short-term incentive awards.

Senior Executive Officer Annual Incentive Compensation Plan

This plan provides for awards based on pre-established performance measures specifically related to income from operations, steel shipments, worker safety, workforce diversity, environmental emissions improvements and common stock performance. For each performance measure, the applicable portion of the bonus is only awarded if performance reaches the minimum, or threshold, level for that measure.

The Committee certified in writing prior to payment of awards for the year 2004 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the Senior Executive Officer Annual Incentive Compensation Plan were satisfied.

Other Plans

The Committee also administers the Annual Incentive Compensation Plan under which other executive officers participate. It makes awards based on performance period comparisons with the current business plan, with performance in prior years and with peer groups on the basis of such financial measures as income from operations, income per ton shipped, cash flow and return on capital employed, as measured for incentive compensation purposes, as well as individual objectives. In addition, non-financial measures, such as safety performance (compared with the prior year's industry average) and environmental and diversity performance are considered. In determining awards under these plans, consideration is also given to the absolute levels of income and cash flow. When making awards to executive officers under these plans, the Committee gives such weight to the various factors as it deems appropriate.

Based on consideration of overall performance and/or other factors, the Committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above discussed plans.

Long-Term Incentive Awards

Long-term incentive awards are of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as U. S. Steel stockholders, receive. The USX and the U. S. Steel Group stockholders approved the 2002 Stock Plan on October 25, 2001. We administer this plan, under which we may grant (1) stock options, (2) stock appreciation rights (although, as discussed above, no stock appreciation rights were granted in 2004 nor are any contemplated in the future) and/or (3) restricted stock. Our stock options and restricted stock meet the requirements for deductibility under the tax laws. The Board is proposing a new 2005 Stock Incentive Plan for approval by the shareholders elsewhere in this proxy statement.

Stock Option Grants.

The Committee makes stock option grants that we believe to be reasonable and in line with other compensation. The number of shares granted generally reflects an employee's level of responsibility. Following normal annual grant practices, the Committee granted stock options in May 2004.

Restricted Stock Grants.

The Committee established, for each recipient, an annual target level of restricted stock based on the same factors as those considered in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares vests each year if performance is at the target level. The Committee vests restricted stock at levels higher or lower than annual targets, depending upon performance.

A major grant was made in 2000 by the Compensation Committee of USX Corporation to cover the five-year performance period ending with 2004. We make interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, vesting decisions have been and will continue to be based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

Vesting of restricted stock shares is based on pre-established performance measures specifically related to the responsibilities of plan participants. We can vest a portion of the annual target shares only if performance reaches the minimum, or threshold, level established for that period. After vesting, executive officers are expected to hold their shares consistent with the share ownership guidelines for the respective executive officer's level within the Corporation.

In May 2004, the three-year (2001-2003) average performance of U. S. Steel was compared by the Committee with that of competitors for the measures shown below. This comparison has provided the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on overall performance and/or other factors considered relevant by the Committee.

Performance measures considered in connection with the vesting of restricted stock grants are:

•
Income from operations as a percent of capital employed
•
Income from operations per ton shipped
•
Operating cash flow as a percent of capital employed
•
Safety performance

Prior to the vesting of restricted stock shares in the year 2004, the Committee certified in writing that the pre-established applicable performance levels required under the 2002 Stock Plan were satisfied.

The Committee periodically compares data on long-term incentive grants made at other companies with those made at U. S. Steel. Our objective in making grants under the 2002 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at U. S. Steel is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded.

In addition to the compensation comparisons described above, the Committee annually compares the salary, bonus and long-term incentive payouts for the CEO and U. S. Steel's other top officers with the same elements for similar positions at comparable companies.

Both Mr. Usher's and Mr. Surma's 2004 compensation reflect the same elements and the same factors as those described above. Mr. Surma's leadership and effectiveness in dealing with major corporate objectives and opportunities will also be considered in determining his future salary increases, as will (1) the comparability of his salary with CEOs of other companies of similar size and complexity and (2) the position of his salary in the range for his position. In considering Mr. Usher's compensation for 2004 the Committee took into account the provisions of Mr. Usher's Employment and Consulting Agreement which is described under the heading "Change in Control Arrangements and Employment Contracts" beginning on page 48. That agreement provided that the retention bonus payable by the Corporation to Mr. Usher at the end of 2004 under the Retention Agreement dated August 8, 2001 between USX Corporation (now Marathon Oil Corporation) and Mr. Usher would be payable upon Mr. Usher's retirement as an employee of the Corporation provided that the performance measures required for such payment, adjusted if necessary for a shorter time period, were, in the judgment of the Committee, met. On October 26, 2004, the Committee determined that such performance measures were met, and Mr. Usher received a bonus of $3,000,000 on November 1, 2004.

In 2004 the strategic initiatives undertaken in 2002 and 2003 bore fruit for U. S. Steel. It was a year of unprecedented profitability, due in large measure to (1) the successful integration, and a full year of operation, of the former National Steel facilities acquired in 2003, (2) the turnaround to profitability of the Serbian facilities, also acquired in 2003, (3) the implementation of a new, long-term labor contract, and (4) the implementation of a program to reduce administrative costs throughout the Corporation by more than 20%. The Corporation generated substantial cash, permitting improvement of the balance sheet through debt repayment and providing the liquidity to support future growth initiatives. Total return to shareholders for the year was 47.2%. Quite simply, 2004 was a year of superior performance marked by outstanding executive leadership.

2004 was also a year of transition. On October 1, Mr. Surma, who had been the Corporation's President and Chief Operating Officer, succeeded Mr. Usher as CEO (although Mr. Usher remains as non-executive Chairman of the Board). In making its compensation determinations, the Committee recognized the substantial contributions of both gentlemen to the outstanding success of U. S. Steel in 2004.

Seth E. Schofield

Robert J. Darnall

Charles R. Lee

Douglas C. Yearley

Shareholder Return Performance Presentation

The line graph below compares the yearly change in cumulative total stockholder return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the S&P Steel Index. The S&P Steel Index is made up of U. S. Steel, Nucor Corporation, Allegheny Technologies Incorporated and Worthington Industries, Inc.

Comparison of Cumulative Total Return(1)
on $100 Invested in U. S. Steel Stock on December 31, 1999
vs.
S&P 500 Index and S&P Steel Index

(1)
Total return assumes reinvestment of dividends.

Pension Benefits

The United States Steel Corporation Plan for Employee Pension Benefits ("Steel Pension Plan") is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Directors who have not been employees of U. S. Steel do not receive any benefits under the Plan. The following table shows the annual final earnings pension benefits which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of eligible earnings and years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average monthly earnings in the five consecutive years of the ten years prior to retirement in which earnings are highest. Years of service include service accrued as an employee of Marathon Oil Company, its subsidiaries and joint ventures ("Marathon"), and earnings for purposes of determining average monthly earnings include salary earned as an employee of Marathon. As of September 30, 2004, the date of their retirements as employees, Mr. Usher and Mr. Dorrance had 38 and 33 years of service, respectively. As of December 31, 2004, Messrs. Surma, Sandman, Goodish and Connelly, and Mrs. Haggerty, had 7, 31, 34, 33 and 28 years of service, respectively.

Average Eligible Earnings for Highest Five Consecutive Years in Ten- Year Period Preceding Retirement
	Table of Pension Benefits Final Earnings Pension Benefits Annual Benefits for Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years

$ 100,000	17,325	23,100	28,875	34,650	40,950	47,250	53,550
300,000	51,975	69,300	86,625	103,950	122,850	141,750	160,650
500,000	86,625	115,500	144,375	173,250	204,750	236,250	267,750
700,000	121,275	161,700	202,125	242,550	286,650	330,750	374,850
900,000	155,925	207,900	259,875	311,850	368,550	425,250	481,950
1,100,000	190,575	254,100	317,625	381,150	450,450	519,750	589,050
1,300,000	225,225	300,300	375,375	450,450	532,350	614,250	696,150
1,500,000	259,875	346,500	433,125	519,750	614,250	708,750	803,250

The annual career earnings pension is equal to one percent of total career earnings plus a 30 percent supplement. Total career earnings include salary earned as an employee of Marathon. The annual career earnings benefits payable to Mr. Usher and Mr. Dorrance are $190,500 and $52,296, respectively. The estimated annual career earnings benefit payable at normal retirement age 65, assuming no increase in annual earnings, will be for $192,624 for Mr. Surma, $139,380 for Mr. Sandman, $90,792 for Mr. Goodish, $135,000 for Mrs. Haggerty and $79,452 for Mr. Connelly. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary (which includes any foreign service premium) as reflected in the Summary Compensation Table.

Pensions payable under the Steel Pension Plan to participants with Marathon service include service and earnings that are also used in the calculation of benefits payable under the defined benefit pension plans sponsored by Marathon ("Marathon Pension Plans"); therefore, the Steel Pension Plan benefits for such participants are reduced by their Marathon Pension Plan benefits. Because Messrs. Surma and Sandman have earned benefits under the Marathon Pension Plans, their U. S. Steel pension benefits will be reduced, at age 65, by estimated monthly Marathon pensions (assuming no increase in annual earnings) of $8,748 and $30,356, respectively. However the pension payable under the Steel Pension Plan cannot be reduced below the amount calculated with only U. S. Steel service and earnings.

In addition to the pension benefits described above, Messrs. Usher, Surma, Sandman, Goodish, Connelly and Dorrance, and Mrs. Haggerty, participate in the United States Steel Corporation Executive Management Supplemental Pension Program

("Supplemental Pension Program") which entitles them, upon retirement after age 60, or before age 60 with U. S. Steel's consent (which in Mr. Dorrance's case was granted), to the benefits shown in the table below. The benefits are based on a formula of a specific percentage, determined by years of U. S. Steel service, of the average of the three highest annual bonuses paid under the applicable incentive compensation plans in the ten years prior to retirement. The three most recent bonuses are reported in the Summary Compensation Table. The following table shows the annual supplemental pension which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of average annual bonus and years of service shown.

Average Annual Bonus for Three Highest Years in Ten-Year Period Preceding Retirement	Supplemental Pension Benefits Annual Benefits for Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years

$ 100,000	23,100	30,800	38,500	46,200	53,900	61,600	69,300
300,000	69,300	92,400	115,500	138,600	161,700	184,800	207,900
500,000	115,500	154,000	192,500	231,000	269,500	308,000	346,500
700,000	161,700	215,600	269,500	323,400	377,300	431,200	485,100
900,000	207,900	277,200	346,500	415,800	485,100	554,400	623,700
1,100,000	254,100	338,800	423,500	508,200	592,900	677,600	762,300
1,300,000	300,000	400,400	500,500	600,600	700,700	800,800	900,900
1,500,000	346,500	462,200	577,500	693,000	808,500	924,000	1,039,500
1,700,000	392,700	523,600	654,500	785,400	916,300	1,047,200	1,178,100
1,900,000	438,900	585,200	731,500	877,800	1,024,100	1,170,400	1,316,700
2,100,000	485,100	646,800	808,500	970,200	1,131,900	1,293,600	1,455,300
2,300,000	531,300	708,400	885,500	1,062,600	1,239,700	1,416,800	1,593,900
2,500,000	577,500	770,000	962,500	1,155,000	1,347,500	1,540,000	1,732,500
3,000,000	693,000	924,000	1,155,000	1,386,000	1,617,000	1,848,000	2,079,000

As permitted under the terms of the plans, Messrs. Usher and Dorrance elected to receive their pension benefits (final earnings benefits, career earnings benefits, and supplemental pension benefits) in the form of lump sum distributions.

In 2003 U. S. Steel entered into an employment and consulting agreement with Mr. Usher which provided that if he elected to receive his pension under the Supplemental Pension Program and the non tax-qualified portion of his Steel Pension as a lump sum distribution such distribution would be calculated as if his total pension benefits were determined using the interest rates and mortality tables in effect for retirements on January 31, 2003, instead of the rates and mortality tables in effect at the date of his retirement.

U. S. Steel has agreed to provide Mr. Surma with pension benefits consisting of the difference between (1) his pension under the Steel Pension Plan and Supplemental Pension Program determined by increasing the service Mr. Surma actually accrues under such plans by (a) 15 years for the purpose of computing his benefit eligibility and vesting and (b) a number of years equal to the product of 15 multiplied by the ratio of his actual accrued service under the Steel Pension Plan to his actual accrued service under both the Steel and Marathon Pension Plans for the purpose of calculating his pension benefits, and (2) his pension benefits under the Steel Pension Plan and the Supplemental Pension Program determined with his actual accrued service. The pension benefits so calculated will be paid to Mr. Surma upon his retirement or, in the event of his death before retirement, to his surviving spouse or, if there is no surviving spouse, to his estate.

U. S. Steel has entered into a retention agreement with Mr. Sandman which provides enhanced pension benefits in return for his continued employment. If Mr. Sandman continues his employment through 2006, the Corporation will provide a pension equal to the difference between (1) his Steel Pension Plan benefits calculated with his actual service and age at retirement each increased by three years, a $4,800 annual social security supplement payable to the earlier of death or age 62, a lump sum distribution of these pension benefits calculated with the more favorable of the interest and mortality factors applicable to December 31, 2001 retirements or such factors applicable to his actual retirement date, and (2) his Steel Pension Plan benefits at his retirement. In addition he will have the Corporation's consent to retire with respect to the Supplemental Pension Program. Should Mr. Sandman die prior to retirement, the enhanced pension would be paid to his surviving spouse or survivor.

Change in Control Arrangements
and Employment Contracts

We believe that if a change in control of U. S. Steel appeared possible our officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of our officers that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:

•
a lump sum payment of up to three times salary plus bonus;

•
life and health insurance benefits for up to three years;

•
three years of additional credit towards eligibility for retiree medical and life insurance;

•
a lump sum payment equal to the difference between amounts payable under the U. S. Steel pension plans and the amounts that would be payable if the officer worked three additional years;

•
a lump sum payment of any unvested amounts under U. S. Steel's savings and thrift plans; and

•
additional payments sufficient to compensate for certain federal excise taxes.

Also, in the event of a change in control, any stock options, stock appreciation rights, or restricted stock granted to the officer would become fully vested.

Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6 (e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

•
any person not affiliated with U. S. Steel acquires 20 percent or more of the voting power of our outstanding securities,

•
the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner,

•
U. S. Steel merges with another company and U. S. Steel's stockholders end up with less than 50 percent of the voting power of the new parent entity,

•
our stockholders approve a plan of complete liquidation of U. S. Steel, or

•
we sell all or substantially all of U. S. Steel's assets.

On February 13, 2003, the Compensation & Organization Committee (the "Committee") approved an Employment and Consulting Agreement (the "Agreement") with Mr. Usher in order to assure that the Corporation would have his continued guidance and direction for the balance of his employment and after his retirement. The material terms and conditions of the Agreement are as follows:

•
For the remainder of Mr. Usher's employment by the Corporation, he would (a) continue to serve as Chairman of the Board & Chief Executive Officer, (b) receive an annual salary and (c) be eligible for bonuses under the Senior Executive Officer Annual Incentive Compensation Plan. He would not receive any new grants of stock options or restricted stock other than a grant, as of the date of the Agreement, of options, with tandem stock appreciation rights (SARs), for 800,000 shares of U. S. Steel common stock under the 2002 Stock Plan. The options had a term of eight years and a grant price equal to the average of the high and low New York Stock Exchange trading prices on the date of the Agreement, which price was $12.21. On February 18, 2004, Mr. Usher exercised these options/SARs at a fair market value of $36.375 and realized $13,532,406 and 159,439 shares. Mr. Usher surrendered on the date of the Agreement all of his restricted shares of U. S. Steel common stock (except those which were eligible for vesting in May 2003, for a surrender of 70,000 shares) and received 150,000 shares of phantom stock (i.e. book entry units, each representing a share of U. S. Steel common stock). Dividends are paid on the phantom shares. The Agreement provided that shortly after each of the first and second anniversary dates of the Agreement, Mr. Usher would receive a cash payment equal to the then fair market value of 75,000 of the phantom shares. He received the first such payment, in the amount of $2,710,500, on February 17, 2004. He received the second such payment, in the amount of $3,995,250 on February 17, 2005.

•
After Mr. Usher retired from active employment with the Corporation, he would serve as the Corporation's non-executive Chairman. He would receive an annual retainer fee equal to his annualized monthly salary at the time of his retirement. He would not be eligible for bonuses under the Senior Executive Officer Annual Incentive Compensation Plan.

•
After his retirement as Chairman, which is expected to be on April 30, 2007 and which will coincide with his retirement from the Board, Mr. Usher will serve as a consultant to the Corporation for two years. He will receive an annual consulting fee equal to half his annualized monthly salary at the time of his retirement from active employment.

•
While serving both as non-executive Chairman and as a consultant, Mr. Usher will be entitled to the same working condition fringes and other benefits as those provided to him as Chief Executive Officer.

•
If Mr. Usher elected to receive his benefits under the Corporation's non tax-qualified pension programs in the form of a lump sum distribution, those benefits would be calculated as if his total pension benefits were determined using the applicable interest rates and mortality tables in effect for retirements on January 31, 2003, instead of the rates and tables in effect at the date of his retirement.

•
Mr. Usher will not become employed by, act as a director or consultant for, or otherwise provide any services for any competitor of the Corporation through April 30, 2010.

•
The Board may terminate the Agreement at any time, in which case the Corporation will pay Mr. Usher the present value of the remaining amounts to be paid and the value of the working condition fringes and other benefits to be provided during the remaining term of the Agreement. The Board may also terminate the Agreement in the event of illegal conduct or gross misconduct by Mr. Usher, or by his failure to satisfy the non-compete provision described above. In the event of termination for any of the reasons in the preceding sentence, the Corporation will be relieved of any obligation to pay the remaining amounts under the Agreement. The Agreement will immediately terminate upon Mr. Usher's death, and the Corporation will pay to Mr. Usher's surviving spouse, or his estate if there is no surviving spouse, the annual compensation, retainer fee or consulting fee.

•
The retention bonus payable by the Corporation to Mr. Usher at the end of 2004 under the Retention Agreement dated August 8, 2001 between USX Corporation (now Marathon Oil Corporation) and Mr. Usher would be payable upon Mr. Usher's retirement as an employee of the Corporation, provided that the performance measures required for such payment, adjusted if necessary for a shorter time period, were, in the judgment of the Committee, met. On October 26, 2004 the Compensation & Organization Committee of the Board determined that such performance measures were met, and Mr. Usher received $3 million on November 1, 2004.

USX Corporation entered into agreements with Mr. Surma and Mr. Sandman in consideration for their agreeing to serve as vice chairmen of U. S. Steel. The agreement with Mr. Surma calls for U. S. Steel, Marathon, Marathon Ashland Petroleum LLC ("MAP") and Speedway SuperAmerica LLC ("SSA") to provide certain non-qualified benefit supplements in addition to the pension and savings benefits and non-qualified deferred compensation to which he is otherwise entitled. Unless he elects otherwise, such supplements will be paid by U. S. Steel and Marathon in a lump sum distribution within 90 days of the date of his termination of employment from all four companies—U. S. Steel, Marathon, MAP and SSA. Mr. Surma's pension benefit supplements payable by U. S. Steel are described on page 47. In addition to the pension enhancements, 15 years will be added to his actual U. S. Steel service solely for the purpose of determining vesting and eligibility for company contributions under the U. S. Steel Supplemental Thrift Program. The agreement with Mr. Sandman calls for U. S. Steel to provide enhanced pension benefits to Mr. Sandman if he remains employed by U. S. Steel at least through 2006. These benefits are described on page 47.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Shareholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel shareholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may call us toll-free at 1-866-433-4801 or write to us at U. S. Steel Shareholder Services, Room 611, 600 Grant Street, Pittsburgh, PA 15219-2800. Shareholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, annual and quarterly reports on Forms 10-K and 10-Q, and this proxy statement are available on our website, www.ussteel.com, and are also available in print to any shareholder who requests them. By providing these documents we do not intend to incorporate the contents of the website into this document.

By order of the Board of Directors,

Dan D. Sandman

Secretary

March 11, 2005

Appendix A
Audit & Finance Committee Charter

Purpose

The purpose of the Audit & Finance Committee (the "Committee") shall be to

1)
assist the Board in oversight of

a)
the integrity of the Corporation's financial statements,

b)
the Corporation's compliance with legal and regulatory requirements,

c)
the independent auditor's qualifications and independence, and

d)
the performance of the Corporation's internal audit function and of the independent auditor;

2)
prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

3)
be directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation's independent auditor, who shall report directly to the Committee, and have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

Action By Full Board

Occasionally the full Board may act on items within the scope of the Committee's charter that relate to matters not set apart for audit committees by applicable law or stock exchange listing standards, e.g. certain financing matters.

Duties and Responsibilities

The duties and responsibilities of the Committee shall be:

1)
With respect to Financial Reporting:

a)
The Committee will discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis". The Committee will review and approve the annual financial statements, the annual report to stockholders and the Form 10-K annual report giving special consideration in such review to any material changes in accounting policy.

b)
The Committee will discuss earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies, which discussions may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

  c)
  The Committee will review significant accounting, auditing, and Securities and Exchange Commission pronouncements.

  d)
  The Committee will receive and review the audit plans and audit reports of the Corporation's benefit plans.

  e)
  While the fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditor, the Committee will review:

  i)
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

  ii)
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  iii)
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and

  iv)
  the type and presentation of information to be included in earnings press releases (paying particular attention to any use of pro forma, or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

2)
With respect to Internal Control:

a)
The Committee will review management's quarterly report evaluating internal control over financial reporting to determine that the Corporation's administrative, operational and internal accounting controls have been periodically reviewed and examined to determine whether the Corporation is operating in accordance with its prescribed procedures and codes of conduct, whether there are any significant deficiencies or material weaknesses in internal controls, and whether there has been any fraud by persons significantly involved in internal control matters.

b)
The Committee will understand the scope of the Corporation's internal review, and the independent auditor's review, of internal control over financial reporting, and obtain reports on significant findings, together with management's responses.

3)
With respect to Compliance:

a)
The Committee will oversee and review the adequacy of procedures that have been established by the Committee for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

b)
The Committee will receive and review reports from management concerning compliance with corporate policies dealing with business conduct.

c)
The Committee will annually review the business expense reporting of the officers of the Corporation.

4)
With respect to the Independent Auditor:

a)
The Committee will be directly responsible for the appointment (subject to shareholder election), compensation, retention, and oversight of the work of the Corporation's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), while possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor.

b)
At least annually, the Committee will obtain and review a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (in order to assess the auditor's independence) all relationships between the independent auditor and the Corporation; all of which will put the Committee in a position to evaluate the auditor's qualifications, performance and independence, which evaluation shall include the review and evaluation of the lead partner of the independent auditor and take into account the opinions of management and the Corporation's internal auditors, and which shall also include consideration of whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself and not just the regular rotation of the lead audit partner as required by law. The Committee shall present its conclusions with respect to the independent auditor to the Board.

c)
The Committee will meet periodically and separately in executive session (without management present) with the independent auditor to discuss any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (the Committee having the direct responsibility to resolve such disagreements regarding financial reporting practices).

d)
The Committee shall oversee and review the adequacy of hiring policies that have been established by the Committee for employees or former employees of the independent auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit.

e)
The Committee will continually explore ways to improve its working relationship with the independent auditor, including processes that permit informal discussion of accounting treatments well in advance of reporting deadlines.

f)
The Committee will annually review the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent auditor with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain the independent auditor's continuing independence.

5)
With respect to Internal Audit:

a)
The Committee will meet periodically and separately in executive session (without the Independent Auditor or other members of management present) with the Director of Internal Audit to review the responsibilities, budget and staffing of the Corporation's internal audit function and any concerns the Director may have.

b)
The Committee will provide direction to the internal audit staff and annually review its activities.

c)
The Committee will review the appointment of the director of the internal audit function.

6)
With respect to Finance:

a)
The Committee will review and discuss the appropriate capital structure and financial policies of the Corporation.

b)
The Committee will make recommendations to the Board concerning dividends.

c)
The Committee will review and report to the Board concerning the Corporation's compliance with financial covenants and other terms of loans and other agreements.

d)
The Committee will, within the authority levels established by the Board, approve financings by the Corporation (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships, and joint ventures.

e)
The Committee will, within the authority levels established by the Board, authorize loans to outside entities, guarantees by the Corporation of the credit of others, and other uses of the Corporation's credit.

f)
The Committee will approve the Corporation's funding policy for its pension and other post-employment benefit plans.

g)
The Committee will review the performance of the United States Steel & Carnegie Pension Fund as investment manager and/or trustee of the Corporation's employee benefit plans.

h)
The Committee will receive reports and make recommendations to the Board on various financial matters.

7)
With respect to all Other Activities:

a)
The Committee will obtain advice and assistance from outside legal, accounting, or other advisors as the Committee deems necessary to carry out its duties.

b)
The Committee will discuss policies with respect to risk assessment and risk management, including:

i)
guidelines and policies to govern the process by which the assessment and management of the Corporation's exposure to risk is handled by senior management, and

ii)
the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures.

c)
At least annually, the Committee will meet with the General Counsel separately in executive session (without other members of management present).

d)
The Committee will meet separately with management as desired.

e)
The Committee will report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

f)
The Committee will annually review a report outlining the activities undertaken by the Committee over the past year to meet the requirements of this charter.

g)
The Committee will inform management as to appropriate funding for payment of:

i)
compensation to the independent auditor,

ii)
compensation to any advisors employed by the Committee, and

iii)
ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Performance Evaluation of the Committee

The Committee shall conduct an annual self-evaluation.

Membership

To the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee. No director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee. Such determinations will be disclosed in the proxy statement.

Annual Review

The Committee shall review this charter during its first meeting of each calendar year.

Last reviewed and approved by the Board of Directors on January 25, 2005.

Appendix B

2005 STOCK INCENTIVE PLAN

        SECTION 1.    PURPOSE

          1.01   The purpose of the 2005 Stock Incentive Plan (the "Plan") is to assist United States Steel Corporation (the "Corporation") in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the shareholders of the Corporation.

        SECTION 2.    DEFINITIONS; CONSTRUCTION

          2.01    Definitions.    In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

          2.01.1    "Award"    means any Option, Restricted Stock, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares granted under the Plan.

          2.01.2    "Award Agreement"    means any written agreement, contract or other instrument or document evidencing an Award.

          2.01.3    "Board"    means the Corporation's Board of Directors.

          2.02.4    "Cause,"    when used with respect to the termination of employment or service of a Participant, means:

            (a)   the willful and continued failure by the Participant to substantially perform his duties with the Corporation or a Subsidiary or affiliate (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties, and which failure has not been cured within 30 days after such written demand; or

            (b)   the willful and continued engaging by the Participant in conduct which is demonstrably and materially injurious to the Corporation or a Subsidiary or affiliate, monetarily or otherwise, or

            (c)   the breach by the Participant of any obligation of confidentiality owed to the Corporation or a Subsidiary or affiliate.

For purposes of this Section 2.02.4, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board) finding that in the good faith opinion of the Board the Participant is guilty of the conduct set forth above in clauses (a), (b) or (c) of this Section 2.02.4 and specifying the particulars thereof in detail.

          2.01.5    "Code"    means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

          2.01.6    "Change of Control"    has the meaning provided in Section 9.03.

          2.01.7    "Committee"    means, (a) with respect to Participants who are employees and other service providers, the Compensation & Organization

  Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof, consisting of at least three members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an "outside director" as then defined under Section 162(m) of the Code or any successor provision, (2) a "non-employee director" as then defined under Rule 16b-3 or any successor rule and (3) an "independent" director under the rules of the New York Stock Exchange, or (b) with respect to Participants who are non-employee directors, the Board.

          2.01.8    "Common Stock"    means shares of the common stock, par value $1.00 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

          2.01.9    "Covered Employee"    shall have the meaning provided in Section 162(m)(3) of the Code.

          2.01.10    "Exchange Act"    means the Securities Exchange Act of 1934, as amended.

          2.01.11    "Fair Market Value"    of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein "shares"), shall be the mean between the highest and lowest sales prices per share for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

          2.01.12    "Option"    means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

          2.01.13    "Other Stock-Based Award"    means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

          2.01.14    "Participant"    means an employee, other service provider or a non-employee director of the Corporation or any Subsidiary or affiliate, including, but not limited to, a Covered Employee, who is granted an Award under the Plan.

          2.01.15    "Performance Award,"    "Performance Goal" and "Performance Period" shall have the meanings provided in Section 6.04.

          2.01.16    "Restricted Stock"    means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

          2.01.17    "Rule 16b-3"    means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          2.01.18    "Shares"    means the common stock of the Corporation, par value $1.00 per share, and such other securities of the Corporation as may be substituted for Shares pursuant to Section 8.01 hereof.

          2.01.19    "Subsidiary"    means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.02    Construction.    For purposes of the Plan, the following rules of construction shall apply:

          2.02.1   The word "or" is disjunctive but not necessarily exclusive.

          2.02.2   Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

        SECTION 3.    ADMINISTRATION

          3.01   The Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Compensation & Organization Committee of the Board (or other appointed committee) with respect to employee and other service provider Participants and the Board with respect to non-employee director Participants.

  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i)
    to designate Participants;

    (ii)
    to determine the type or types of Awards to be granted to each Participant;

    (iii)
    to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

    (iv)
    to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

    (v)
    to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

    (vi)
    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (vii)
    to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

    (viii)
    to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

    (ix)
    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

    (x)
    to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Corporation, Subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participants, employees, directors and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan.

        SECTION 4.    SHARES SUBJECT TO THE PLAN

          4.01   The maximum net number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 6,750,000 shares of Common Stock, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards. Each Share issued under the Plan pursuant to an Award other than a stock option or other purchase right in which the Participant pays the Fair Market Value for such Share measured as of the grant date, or appreciation right which is based upon the Fair Market Value of a Share as of the grant date, shall reduce the number of available Shares by 1.42.

  For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

  If any Shares to which an Award relates are forfeited or the Award otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. If the exercise price of an Award is paid by delivering to the Corporation Shares previously owned by the Participant or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Shares covered by the Award equal to the number of Shares so delivered or withheld shall, however, be counted against the number of Shares granted and shall not again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Corporation for purposes of the Plan.

        SECTION 5.    ELIGIBILITY

          5.01   Awards may be granted only to individuals who are employees, other service providers and/or non-employee directors of the Corporation or any Subsidiary or affiliate.

        SECTION 6.    SPECIFIC TERMS OF AWARDS

          6.01    General.    Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

          6.02    Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

    (i)
    Exercise Price. The exercise price per Share of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

    (ii)
    Option Term. The term of each Option shall be determined by the Committee, except that no Option shall be exercisable after the expiration of ten years from the date of grant. The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof.

    (iii)
    Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Corporation and (2) except as otherwise determined by the Committee, in its discretion, at the time the Option is granted, no shares which have been held for less than six months may be delivered in payment of the exercise price of an Option.

      Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Corporation upon exercise of an Option, until the Corporation has received payment in full of the exercise price.

    (iv)
    Termination of Employment. In the case of Participants who are employees or other service providers, unless otherwise determined by the Committee and reflected in the Award Agreement or award program:

    (A)
    if a Participant shall die while employed or engaged by the Corporation or a Subsidiary or affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(iv), Options granted to the Participant, to the extent exercisable at the time of the Participant's death, may be exercised within three years after the date of the Participant's death, but not later than the expiration date of the Option, by the executor or administrator of the Participant's estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

      (B)
      if the employment or engagement of a Participant with the Corporation and its Subsidiaries and affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Corporation, or if a Participant shall retire under the terms of any retirement plan of the Corporation or a Subsidiary or shall terminate his or her employment or engagement with the written consent of the Corporation or a Subsidiary specifically permitting such exercise, Options granted to the Participant, to the extent exercisable at the date of the Participant's termination of employment or engagement, may be exercised within three years after the date of termination of employment or engagement, but not later than the expiration date of the Option.

      (C)
      except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of all employment or engagement of the Participant with the Corporation or a Subsidiary or affiliate.

    (v)
    Termination of Service. In the case of Participants who are non-employee directors, unless otherwise determined by the Board and reflected in the Award Agreement or award program:

    (A)
    if a Participant shall die while in service with the Corporation or a Subsidiary or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(v), Options granted to the Participant, to the extent exercisable at the time of the Participant's death, may be exercised within three years after the date of the Participant's death, but not later than the expiration date of the Option, by the executor or administrator of the Participant's estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

    (B)
    if the service of a Participant with the Corporation and its Subsidiaries shall be terminated for reason other than removal for cause, Options granted to the Participant, to the extent exercisable at the date of the Participant's termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option.

    (C)
    except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of all service of the Participant with the Corporation or a Subsidiary.

    (vi)
    Individual Option Limit. The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

          6.03    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

    (i)
    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter. The restriction period applicable to Restricted Stock shall, in the case of a time-based restriction, be not less than three years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.

    (ii)
    Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on Restricted Stock.

    (iii)
    Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

          6.04    Performance Awards.    The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

    (i)
    Right to Payment. A Performance Award shall represent a right to receive Shares based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.

    (ii)
    Terms of Performance Awards. At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m).

    (iii)
    Performance Goals. "Performance Goals" shall mean one or more preestablished, objective measures of performance during a specified "Performance Period", selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: safety performance, earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, toxic emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Corporation, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.

    (iv)
    Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

    (v)
    Maximum Individual Performance Award Payments. In any one calendar year, the maximum amount which may be earned by any single Participant under Performance Awards granted under the Plan shall be limited to 1,000,000 Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

          6.05    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary, cash bonus, fees or other payments, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, appreciation rights, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary for eligible Participants, including without limitation the 2005 Annual Incentive Compensation Plan, the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Plan, other or successor programs and executive contracts.

  The Committee shall determine the terms and conditions of Other Stock-Based Awards. Shares or securities delivered pursuant to a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right. Appreciation rights may not be granted at a price less than the fair market value of the underlying Shares on the date of grant. Delivery of Shares or other securities in payment of a purchase right or appreciation right, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Corporation upon exercise of a purchase right, until the Corporation has received payment in full of the exercise price.

        SECTION 7.    GENERAL TERMS OF AWARDS

          7.01    Stand-Alone, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Corporation or any Subsidiary (subject to the terms of Section 10.01) or any business entity acquired or to be acquired by the Corporation or a Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          7.02    Certain Restrictions Under Rule 16b-3.    Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding Award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for Awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

          7.03    Decisions Required to be Made by the Committee.    Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

          7.04    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

          7.05    Form of Payment of Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 10.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

          7.06    Limits on Transfer of Awards; Beneficiaries.    No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Corporation or a Subsidiary. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

          7.07    Registration and Listing Compliance.    No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Corporation and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

          7.08    Stock Certificates.    Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon, or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other Person as the Committee may designate.

        SECTION 8.    ADJUSTMENT PROVISIONS

          8.01   If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Performance Awards or Other Stock Based Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Performance Awards or Other Stock Based Awards and the maximum number of shares as to which Options or Performance Awards may be granted and as to which shares may be awarded under Sections 6.02(vi) and 6.04(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Performance Award or Other Stock Based Award, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, Performance Award or Other Stock Based Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Performance Awards or Other Stock Based Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

  In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Performance Award or Other Stock Based Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

  If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

  No adjustment or substitution provided for in this Section 8.01 shall require the Corporation to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

        SECTION 9.    CHANGE OF CONTROL PROVISIONS

          9.01    Acceleration of Exercisability and Lapse of Restrictions.    Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if the shareholders of the Corporation shall approve a transaction which upon consummation would constitute a Change of Control of the Corporation, or if any Change of Control of the Corporation not subject to shareholder approval shall occur:

    (i)
    all outstanding Awards pursuant to which the Participant may have rights, the exercise of which is restricted or limited, shall become fully exercisable;

    (ii)
    all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and

    (iii)
    all performance criteria and other conditions to payment of Awards under which payments of Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Corporation.

          9.02    Termination of Employment or Service Following Change of Control.    If within three years following the date of any Change of Control the employment or service of a Participant shall be terminated voluntarily or involuntarily for any reason other than for Cause, then unless otherwise provided in the applicable Award Agreement, and in addition to any other rights of post-termination exercise which the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement, any Option or other Award granted to the Participant and outstanding on the date of the Change of Control, the payment or receipt of which is dependent upon exercise by the Participant (or other holder of the Award) shall be exercisable following the date of such termination of employment or service until the expiration date of the Award.

          9.03    Definition of Change of Control.    For purposes of this Section 9, a "Change of Control" of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

    (a)
    any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of the Plan the term "Person" shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for the purposes of this paragraph, there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph 9.03(c) below); or

    (b)
    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

    (c)
    there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an "Excluded Transaction") which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

        SECTION 10.    AMENDMENTS TO AND TERMINATION OF THE PLAN

          10.01   The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in Section 7.02, without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 7.02, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Corporation.

        SECTION 11.    GENERAL PROVISIONS

          11.01    No Right to Awards; No Shareholder Rights.    No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Award.

          11.02    Withholding.    To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied.

  The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

          11.03    No Right to Employment or Continuation of Service.    Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Corporation or to interfere in any way with the right of the Corporation or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

          11.04    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver Shares or other property pursuant to any

  Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

          11.05    No Limit on Other Compensatory Arrangements.    Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

          11.06    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

          11.07    Governing Law.    The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

          11.08    Severability.    If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

        SECTION 12.    EFFECTIVE DATE AND TERM OF THE PLAN

          12.01   The effective date and date of adoption of the Plan shall be April 26, 2005, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval. In the event such shareholder approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect. Absent additional shareholder approval, (1) no Performance Award may be granted under the Plan subsequent to the time required for re-approval under the regulations issued pursuant to Code Section 162(m), which is currently the Corporation's Annual Meeting of Shareholders in 2010, and (2) no other Award may be granted under the Plan subsequent to April 25, 2015.

Appendix C

2005 ANNUAL INCENTIVE COMPENSATION PLAN

        Section 1.    Purpose.    The purpose of the 2005 Annual Incentive Compensation Plan (the "Plan") is to provide for an incentive payment opportunity to executive management of United States Steel Corporation (the "Corporation") and its subsidiaries and affiliates, which may be earned upon the achievement of established performance goals. By providing an incentive payment opportunity based upon performance goals and by placing a portion of compensation at risk, the Corporation can reward performance based on the overall performance of the Corporation and the individual contribution of each executive.

        Section 2.    Effective Date.    The effective date of this Plan is April 26, 2005, provided that the Plan is approved by shareholders of the Corporation prior to the payment of any compensation hereunder. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a "Plan Year") until formally terminated in writing by the Corporation's Board of Directors (the "Board").

        Section 3.    Administration of the Plan.

          Section 3.01.    Committee.    The Plan shall be administered by a Committee (the "Committee") appointed by the Board and consisting of at least three members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be (1) an "outside director" as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, (2) a "non-employee director" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and (3) an "independent" director under the rules of the New York Stock Exchange. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

          Section 3.02.    Determinations.    The Committee shall determine the Incentive Targets, Incentive Awards and Performance Goals as defined in Sections 5.01, 5.02 and 5.03 of the Plan and designate the employees and other service providers who are to participate in the Plan.

          Section 3.03.    Notice of Participation.    Each employee or other service provider who has been designated to participate in the Plan shall receive a written notice, in the form prescribed by the Committee, informing the employee or other service provider that he or she has been selected to be a Participant (a "Participant") in the Plan and specifying the period for which such designation is to remain in effect. No employee or other service provider shall have the right to become a Participant and shall not be a Participant until the date specified in the notice. Designation of participation does not guarantee a Participant that an Incentive Award will be earned.

        Section 4.    Eligibility, Termination, New Participants.

          Section 4.01.    Eligibility.    Any employee or other service provider of the Corporation or any subsidiary or affiliate, including any employee who is a "covered employee", as defined in Section 162(m)(3) of the Code and the regulations promulgated thereunder, shall be eligible to participate in the Plan upon written designation by the Committee as provided in Section 3.03.

          Section 4.02.    Termination of Employment or Service.    Except as provided in Section 4.03 of the Plan, a Participant whose employment or service with the Corporation and all subsidiaries and affiliates is terminated prior to the payment of an Incentive Award or Awards will forfeit all right to such unpaid Incentive Awards.

          Section 4.03.    Death, Disability or Retirement.    If, during a Performance Period, as defined in Section 5.04 of the Plan, a Participant dies or becomes disabled, within the meaning of Section 409A(a)(2)(C) of the Code, or retires under and pursuant to any retirement plan of the Corporation, the Participant, or his or her estate, may, in the discretion of the Committee, be entitled to receive a pro-rata Incentive Award for the portion of the Performance Period during which the Participant was employed, provided that the applicable Performance Goals for such Performance Period are achieved, the Participant was employed for at least six months during the Performance Period and, in the case of retirement or disability, the Participant is not employed in any capacity by any competitor of the Corporation or is otherwise then engaging in competitive activities with the Corporation. In the case of any pro-rata Incentive Award payment, such amounts shall be paid as provided in Section 6 of the Plan.

          Section 4.04.    New Participants.    Except as provided in this Section 4.04, an employee or other service provider who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. New employees or other service providers of the Corporation or any subsidiary or affiliate hired during a Performance Period, and employees or other service providers promoted or engaged, as the case may be, during the Performance Period who were not eligible to participate in the Plan at the beginning of the Performance Period, may, as determined by the Committee in its discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis provided that, in the case of Covered Employees, the employee becomes a Participant effective not later than 90 days after the beginning of the Performance Period.

        Section 5.    Incentive Targets, Incentive Awards, Performance Goals and Performance Periods.

          Section 5.01.    Incentive Targets.    Each Participant under the Plan shall be assigned an incentive target (an "Incentive Target"), which may be expressed as a percentage of the Participant's base salary or other measure prescribed by the Committee, as related to the level of achievement expected to be attained. Incentive Targets shall be determined within 90 days after the commencement of each Performance Period and approved by the Committee.

          Section 5.02.    Incentive Awards.    Incentive awards ("Incentive Awards") may be earned by Participants during a Performance Period; provided, however, that (a) no Incentive Award may exceed the Participant's Incentive Target established for the actual level of achievement attained and (b) payment of any Incentive Award under the Plan shall be contingent upon the achievement of the relevant performance goals established by the Committee ("Performance Goals"). Performance Goals may include one or more type of performance goal, including threshold Corporation performance goals, other Corporation performance goals and Participant performance goals.

          Section 5.03.    Performance Goals.

            (a)    Performance Goals.    Performance Goals. Within 90 days after the commencement of the Performance Period, the Committee shall establish for the relevant Performance Period all Performance Goals for the Corporation ("Corporation Performance Goals") and the Participant ("Participant Performance Goals"), which may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change: safety performance, earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, toxic emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Corporation, a subsidiary or subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for a Performance Period, as hereafter defined, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making an Incentive Award. The Committee may designate one or more of such Corporation Performance Goals as the Threshold Corporation Performance Goal (the "Threshold Corporation Performance Goals") and shall designate the weighting among the various Corporation and Participant Performance Goals established.

            (b)    Calculation.    When the Corporation and/or Participant Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m).

          Section 5.04.    Performance Periods.    Unless otherwise determined by the Committee, there shall be one year Performance Periods under the Plan, and a new Performance Period (a "Performance Period") shall commence on the first day of each Plan Year and end on the last day of such Plan Year. Unless otherwise determined by the Committee, the first Performance Period under the Plan shall commence on January 1, 2006 and end on December 31, 2006.

          Section 5.05.    Discretion.    The Committee shall have no discretion to increase any Incentive Target or Incentive Award payable that would otherwise be due upon attainment of the Performance Goals, or otherwise modify any Performance Goals associated with a Performance Period, but the Committee may in its discretion reduce or eliminate such Incentive Target or Incentive Award; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Incentive Target or Incentive Award payable to any other Participant.

          Section 5.06.    Determination of Incentive Award.    The amount of a Participant's Incentive Award for a Plan Year, if any, shall be determined by the Committee or its delegate in accordance with the level of achievement of the applicable Performance Goals, the Participant's Incentive Target for such level of achievement and the other terms of the Plan, and shall be communicated in writing to the Participant within two and one-half months following the end of the Performance Period to which such Incentive Award relates. Prior to any payment of the Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Performance Goals and other material terms of the Plan were satisfied.

          Section 5.07.    Maximum Incentive Awards.    Notwithstanding any other provision of this Plan, the maximum amount payable in cash to any one

  Participant under the Plan in any one calendar year shall be $5,000,000. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the Performance Period. The limitation in this section shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

        Section 6.    Payment to Participants.

          Section 6.01.    Timing of Payment.    An Incentive Award for a Performance Period shall be paid to the Participant, or in the case of death to the Participant's beneficiary, on or before March 15th of the year following the end of such Performance Period.

          Section 6.02.    Beneficiary Designation.    A Participant may file a completed designation of beneficiary form with the Committee or its delegate in the form prescribed. Such designation may be made, revoked or changed by the Participant at any time before the earlier of death or receipt of any unpaid Incentive Awards, but such designation of beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Corporation, its subsidiaries and the Board from all further obligations with respect to that payment.

          Section 6.03.    Form of Payment.    Payment of Incentive Awards shall be made in cash. Awards shall not be considered as part of the Participant's salary and will not be used in the calculation of any other pay allowance or benefit except as provided under the Executive Management Supplemental Pension Plan, as then in effect.

          Section 6.04.    Tax Withholding.    All Incentive Awards shall be subject to Federal income, FICA, and other tax withholding as required by applicable law.

        Section 7.    Miscellaneous.

          Section 7.01.    Merger or Consolidation.    All obligations for amounts earned but not yet paid under the Plan shall survive any merger, consolidation or sale of all or substantially all of the Corporation's or a subsidiary's assets to any entity, and be the liability of the successor to the merger or consolidation or the purchaser of assets, unless otherwise agreed to by the parties thereto.

          Section 7.02.    Gender and Number.    The masculine pronoun whenever used in the Plan shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein unless the context requires otherwise.

          Section 7.03.    Construction.    The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, but without reference to conflicts of law principles. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

          Section 7.04.    Non-alienation.    Except as may be required by law, neither the Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or beneficiary hereunder, nor shall the Participant's or beneficiary's rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any beneficiary, or any legal process.

          Section 7.05.    No Employment Rights.    Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment or otherwise between the Corporation or a subsidiary or affiliate and any employee, other service provider or Participant, or as a guarantee or right of any employee, other service provider or Participant to future or continued employment or other service with the Corporation or a subsidiary or affiliate, or as a limitation on the right of the Corporation or a subsidiary or affiliate to discharge any of its employees or other service providers. Specifically, designation as a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or service or conditions of employment or service.

          Section 7.06.    Minor or Incompetent.    If the Committee determines that any Participant or beneficiary entitled to a payment under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause any payment thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Corporation, its subsidiaries, the Plan, the Committee and the Board.

          Section 7.07.    Illegal or Invalid Provision.    In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such.

          Section 7.08.    Amendment or Termination of this Plan.    The Board shall have the right to amend or terminate the Plan at any time, provided that any termination shall automatically end all of the outstanding Performance Periods and calculations shall be made with respect to achievement of the Performance Goals for such Performance Periods for the purpose of determining whether any pro-rata Incentive Awards may be payable under the Plan; provided, further, that in the event any pro-rata Incentive Awards are payable, such amounts shall be paid as soon as practicable following termination of the Plan in the form and subject to any restrictions determined by the Committee in its sole discretion. No employee, other service provider or Participant shall have any vested right to payment of any Incentive Award hereunder prior to its payment. The Corporation shall notify affected employees and other service providers in writing of any amendment or Plan termination.

          Section 7.09.    Unsecured Creditor.    The Plan constitutes a mere promise by the Corporation or a subsidiary or affiliate to make benefit payments in the future. The Corporation's and the subsidiaries' and affiliates' obligations under the Plan shall be unfunded and unsecured promises to pay. The Corporation and the subsidiaries and affiliates shall not be obligated under any circumstance to fund their respective financial obligations under the Plan. Any of them may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Participant or beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Participant and beneficiary shall at all times have the status, of a general unsecured creditor of the Corporation or a subsidiary or affiliate.

*    *    *

UNITED STATES STEEL CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS
ATTENDANCE CARD

You are invited to attend the Annual Meeting of Stockholders on April 26, 2005. The Meeting will be held in Room 1000, Tenth Floor, Two Mellon Bank Center, 501 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern Time. Use of this attendance card is for our mutual convenience and your right to attend the meeting without this attendance card is not affected upon presentation of identification.

Attached below is your 2005 Proxy Card.

Dan D. Sandman
Secretary

For the personal use of the named stockholder(s)—not transferable. Please present this card at registration desk upon arrival.

You may vote	A)	By completing the proxy card attached below and returning it in the enclosed envelope, or
	B)	By toll-free telephone call, or
	C)	On the Internet

TO VOTE BY TELEPHONE OR INTERNET USE THE
INFORMATION PROVIDED BELOW.

XXXXXXX

BY TELEPHONE Toll-free 1-888-216-1303	BY INTERNET https://www.proxyvotenow.com/uss

Have this card available when you call or visit the Internet site and follow the prompts.

Voting is available 24 hours a day, 7 days a week.

Do NOT return the proxy card if you have voted by telephone or Internet.

The undersigned hereby appoint(s) Thomas J. Usher, John P. Surma and Dan D. Sandman, or any of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 26, 2005 and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

Proposals of the Board of Directors—The directors recommend a vote "FOR"

Proposal No. l—Election of directors—Nominees: (01) Richard A. Gephardt, (02) Shirley Ann Jackson, (03) Dan D. Sandman, (04) Thomas J. Usher, (05) Douglas C. Yearley

FOR all nominees —> (except as indicated)	☐	WITHHOLD AUTHORITY —> to vote for ALL nominees	☐

(To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2—Election of PricewaterhouseCoopers LLP as independent registered public accounting firm

FOR —>	☐	AGAINST —>	☐	ABSTAIN —>	☐

Proposal No. 3—Approval of 2005 Stock Incentive Plan

FOR —>	☐	AGAINST —>	☐	ABSTAIN —>	☐

Proposal No. 4—Approval of 2005 Annual Incentive Compensation Plan

FOR —>	☐	AGAINST —>	☐	ABSTAIN —>	☐
Signature(s)

Dated	2005

Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

This proxy is solicited by the Board of Directors and represents your holdings of United States Steel Corporation Common Stock. Unless otherwise marked, the proxies will vote FOR Proposals 1, 2, 3 and 4.

QuickLinks

Notice of Annual Meeting of Stockholders on April 26, 2005
Proxy Statement
The Board of Directors and its Committees
Communications from Security Holders
Transactions
Information Regarding the Independence of the Independent Registered Public Accounting Firm
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors, Nominees and Executive Officers
Executive Compensation
Option Exercises and Year-End Values
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation & Organization Committee Report on Executive Compensation
Shareholder Return Performance Presentation
Pension Benefits
Change in Control Arrangements and Employment Contracts
Appendix A Audit & Finance Committee Charter
Appendix B
Appendix C